SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED APRIL 11, 2003
(To Prospectus dated January 29, 2003)



                                  CWABS, INC.
                                   Depositor

                         Countrywide Home Loans, Inc.
                                    Seller

                      Countrywide Home Loans Servicing LP
                                Master Servicer


                   Asset-Backed Certificates, Series 2003-2



The Class M-2
Certificates represent
obligations of the trust          The Class M-2 Certificates
only and do not
represent an interest in          o  This supplement relates to the offering of the Class M-2 Certificates of
or obligation of                     the series referenced above. This supplement does not contain complete
CWABS, Inc.,                         information about the offering of the Class M-2 Certificates. Additional
Countrywide Home                     information is contained in the prospectus supplement dated April 11,
Loans, Inc.,                         2003 prepared in connection with the offering of the offered certificates
Countrywide Home                     of the series referenced above and in the prospectus of the depositor
Loans Servicing LP or                dated January 29, 2003. You are urged to read this supplement, the
any of their affiliates.             prospectus supplement and the prospectus in full.

This supplement may be            o  As of September 27, 2004, the certificate principal balance of the Class
used to offer and sell the           M-2 Certificates was approximately $78,563,000.
offered certificates only
if accompanied by the
prospectus supplement
and the prospectus.



NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS SUPPLEMENT, THE PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP , in connection with offers and sales relating to market making transactions in the Class M-2 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

October 1, 2004

                               THE MORTGAGE POOL

     As of September 1, 2004 (the "Reference Date"), Loan Group 1 included approximately 2,760 Mortgage Loans having an aggregate Stated Principal Balance of approximately $412,940,751, Loan Group 2 included approximately 3,040 Mortgage Loans having an aggregate Stated Principal Balance of approximately $435,695,840, Loan Group 3 included approximately 1,054 Mortgage Loans having an aggregate Stated Principal Balance of approximately $237,728,800, and Loan Group 4 included approximately 311 Mortgage Loans having an aggregate Stated Princip al Balance of approximately $79,906,835.

     The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.




                                                             As of September 1, 2004
                                                       ---------------------------------------------------
                                                          Loan          Loan         Loan         Loan
                                                         Group 1       Group 2      Group 3      Group 4
                                                       ---------------------------------------------------
Total Number of Mortgage Loans........................   2,760         3,040        1,054        311
Delinquent Mortgage Loans and Pending
Foreclosures at Period End (1)
     30 -59 days......................................       3.48%         2.14%        3.80%        0.64%
     60 - 89 days.....................................       0.65%         0.33%        0.76%        0.64%
     90 days or more (excluding
     pending foreclosures)............................       0.43%         0.23%        1.14%        1.61%
                                                             -----         -----        -----        -----
     Total Delinquencies..............................       4.56%         2.70%        5.69%        0.13%
                                                             =====         =====        =====        =====
Foreclosures Pending..................................       2.43%         1.61%        3.13%        1.29%
                                                             -----         -----        -----        -----
Total Delinquencies and foreclosures                         6.99%         4.31%        8.82%        4.18%
pending...............................................       =====         =====        =====        =====

-------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

     Thirty-two (32) of the Mortgage Loans in Loan Group 1 have been converted and are, as of the Reference Date, REO loans. Twenty-two (22) of the Mortgage Loans in Loan Group 2 have been converted and are, as of the Reference Date, REO loans. Nineteen (19) of the Mortgage Loans in Loan Group 3 have been converted and are, as of the Reference Date, REO loans. One (1) of the Mortgage Loans in Loan Group 4 has been converted and is, as of the Reference Date, REO loans

     Certain additional information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

     Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

     Credit Blemished Mortgage Loans. The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of credit blemished mortgage loans originated and serviced by Countrywide Home Loans. A credit blemished mortgage loan is characterized as delinquent if the borrower has not paid the monthly payment due within one month of the related due date. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount, or severity of delinquency or losses on the Mortgage Loans, and no assurances can be given that the delinquency or foreclosure experience presented in the table below will be indicative of such experience on such Mortgage Loans. The sum of the columns below may not equal the total indicated due to rounding.

     For purposes of the following table:

     o the period of delinquency is based on the number of days payments are contractually past due.

     o certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding.

     o the "Foreclosure Rate" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

     o the "Bankruptcy Rate" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

                                                        Delinquency and Foreclosure Experience
                                   -------------------------------------------------------------------------------------
                                           As of December 31, 2001                       As of December 31, 2002
                                   ----------------------------------------  -------------------------------------------
                                     Principal Balance       Percentage           Principal Balance         Percentage
                                   ----------------------  ----------------  -------------------------  ----------------
Total Portfolio                      $9,081,242,926.99         100.00%           $10,499,524,957.75          100.00%
Delinquency Percentage
    30-59 Days                         $806,843,594.55           8.88%              $776,262,182.66           7.39%
    60-89 Days                          255,443,513.99           2.81                272,447,833.46           2.59
    90+ Days                            103,605,791.49           1.14                112,192,108.56           1.07
                                   ----------------------  ----------------  -------------------------  ----------------
Sub-Total                            $1,165,892,900.03           12.84%           $1,160,902,124.68           11.06%
                                   ----------------------  ----------------  -------------------------  ----------------
Foreclosure Rate                       $356,652,093.38           3.93%              $277,872,737.06           2.65%
Bankruptcy Rate                        $232,679,880.26           2.56%              $293,013,840.50           2.79%

                                   -------------------------------------------------------------------------------------
                                           As of December 31, 2003                       As of June 30, 2004
                                   ----------------------------------------  -------------------------------------------
                                     Principal Balance        Percentage          Principal Balance       Percentage
                                   ----------------------  ----------------  -------------------------  ----------------
Total Portfolio                     $20,666,799,653.23           100.00%         $34,258,379,461.22        100.00%
Delinquency Percentage
    30-59 Days                       $1,237,075,952.99           5.99%            $1,800,217,721.03           5.25%
    60-89 Days                          369,166,558.52           1.79                518,866,342.89           1.51
    90+ Days                            101,415,871.40           0.49                144,345,311.97           0.42
                                   ----------------------  ----------------  -------------------------  ----------------
Sub-Total                            $1,707,658,382.91           8.26%            $2,463,429,375.89           7.19%
                                   ----------------------  ----------------  -------------------------  ----------------
Foreclosure Rate                       $322,166,334.41           1.56%              $471,317,724.45           1.38%
Bankruptcy Rate                        $305,504,468.46           1.48%              $385,581,805.24           1.13%


     Historically a variety of factors, including the appreciation of real estate values, have limited the loss and delinquency experience on credit blemished mortgage loans. There can be no assurance that factors beyond Countrywide Home Loans, Inc.'s or Countrywide Home Loans Servicing LP's control, such as national or local economic conditions or a downturn in the real estate markets of Countrywide Home Loans, Inc.'s lending areas, will not result in increased delinquencies and foreclosure losses in the future.

                   DESCRIPTION OF THE CLASS M-2 CERTIFICATES

     The Class M-2 Certificates will be entitled to receive interest and principal as described in the Prospectus Supplement under "Description of the Certificates - Distributions."

     As of September 27, 2004 (the "Certificate Date"), the certificate principal balance of the Class M-2 Certificates was approximately $78,563,000 evidencing a beneficial ownership interest of approximately 6.80% in the Trust Fund. As of the Certificate Date, the Senior Certificates had an aggregate principal balance of $956,772,226 and evidenced in the aggregate a beneficial ownership interest of approximately 82.78% in the Trust Fund. As of the Certificate Date, the Subordinated Offered Certificates had an aggregate principal balance of $199,025,000 and evidenced in the aggregate a beneficial ownership interest of approximately 17.22% in the Trust Fund. For additional information with respect to the Class M-2 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

     The September 2004 monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Modeling Assumptions

     Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations - Decrement Table " has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Modeling Assumptions"): (i) the Mortgage Loans prepay at the indicated percentage of the related Prepayment Model; (ii) distributions on the Offered Certificates are received, in cash, on the 25th day of each month, commencing in the calendar month following the Reference Date, in accordance with the payment priorities defined herein; (iii) no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the Mortgagors of principal and interest on the mortgage loans occur; (iv) scheduled payments are assumed to be received on the first day of each month commencing in the calendar mont h following the Reference Date, and prepayments represent payment in full of individual mortgage loans and are assumed to be received on the last day of each month, commencing in the calendar month following the Reference Date and include 30 days' interest thereon; (v) the level of six- month LIBOR remains constant at 2.17% per annum and the level of One-Month LIBOR remains constant at 1.84% per annum; (vi) the Pass-Through Margins for the Offered Certificates remain constant at the rates applicable prior to the Optional Termination Date and are adjusted accordingly on any Distribution Date following the Optional Termination Date; (vii) the Closing Date for the Certificates is October 1, 2004; (viii) the Mortgage Rate for each Adjustable Rate Mortgage Loan is adjusted on its next Adjustment Date (and on subsequent Adjustment Dates, if necessary) to equal the sum of (a) the assumed level of the applicable Mortgage Index, and (b) the respective Gross Margin (such sum being subject to the applicable periodic adjustment caps and floors and the applicable lifetime adjustment caps and floors), and (ix) except as indicated with respect to the weighted average lives, no optional termination is exercised on the Optional Termination Date.

     For the Fixed Rate Mortgage Loans, the Prepayment Model used in this Prospectus Supplement (the "Prepayment Vector" or "PV") is a prepayment assumption which represents an assumed rate of the prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of mortgage loans. For example, a 23% Prepayment Vector assumes a constant prepayment rate ("CPR") of 2.3% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans and an additional 2.3% per annum (i.e., 1/10 of the final per annum rate) in each month thereafter up to and including the tenth month. Beginning in the eleventh month and in each month thereafter during the life of such mortgage loans, a 23% Prepayment Vector assumes a CPR of 23% per annum.

     The other percentages of the Prepayment Vector identified herein assume that the mortgage loans will prepay at rates which start and increase in a similar manner (i.e., 1/10 of the final per annum rate) until they reach such respective percentages of constant rates of prepayment per annum.

     For the Adjustable Rate Mortgage Loans, the Prepayment Model used in this Prospectus Supplement is a prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. 30% CPR assumes a constant prepayment rate of 30% per annum.

     There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of either Prepayment Model, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors' housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest on such mortgage loans, the rate of prepayment would be expected to decrease.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

     The following table indicates the percentage of the Certificate Date Certificate Principal Balance of the Class M-2 Certificates that would be outstanding after each of the dates shown at various constant percentages of the Prepayment Models and the corresponding weighted average life thereof. The table has been prepared based on the Revised Modeling Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Modeling Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of the Prepayment Models or at any constant percentage.

             Percent of Certificate Principal Balance Outstanding

          (Percentages of the Prepayment Model)            0%      80%    100%     120%    150%
                                                           --      ---    ----     ----    ----

                     Distribution Date
                     -----------------

          Initial Percent....................             100     100     100     100      100
          September 25, 2005.................             100     100     100     100      100
          September 25, 2006.................             100      68      59      51       40
          September 25, 2007.................             100      53      43      35       22
          September 25, 2008.................             100      41      32      21        0
          September 25, 2009.................             100      32      21       0        0
          September 25, 2010.................             100      24       0       0        0
          September 25, 2011.................             100       0       0       0        0
          September 25, 2012.................              98       0       0       0        0
          September 25, 2013.................              96       0       0       0        0
          September 25, 2014.................              94       0       0       0        0
          September 25, 2015.................              91       0       0       0        0
          September 25, 2016.................              88       0       0       0        0
          September 25, 2017.................              85       0       0       0        0
          September 25, 2018.................              81       0       0       0        0
          September 25, 2019.................              78       0       0       0        0
          September 25, 2020.................              75       0       0       0        0
          September 25, 2021.................              71       0       0       0        0
          September 25, 2022.................              67       0       0       0        0
          September 25, 2023.................              63       0       0       0        0
          September 25, 2024.................              58       0       0       0        0
          September 25, 2025.................              53       0       0       0        0
          September 25, 2026.................              48       0       0       0        0
          September 25, 2027.................              42       0       0       0        0
          September 25, 2028.................              35       0       0       0        0
          September 25, 2029.................              28       0       0       0        0
          September 25, 2030.................              17       0       0       0        0
          September 25, 2031.................               0       0       0       0        0
          Weighted Average Life (years)(1)...             20.15   3.84    3.14     2.69    2.27
          Weighted Average Life (years)(1)(2)             20.26   4.06    3.32     2.83    2.38

          --------------------------
          (1) Determined as specified in the Prospectus Supplement.
          (2) To maturity.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     Prospective investors should consider carefully the income tax consequences of an investment in the Class M-2 Certificates discussed under the section titled "Global Clearance, Settlement and Tax Documentation Procedures" in Annex I of the Prospectus Supplement and under the sections titled "Material Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus and should consult their tax advisors with respect to those consequences.

                             ERISA CONSIDERATIONS


     Prospective purchasers of the Class M-2 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, the Class M-2 Certificates may be acquired by a person that is, or is investing on behalf of or with plan assets of, a Plan, if the conditions for application of the Underwriter Exemption described in the Prospectus and Prospectus Supplement, including the requirement that an investing Plan be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended, are met.

                                    RATINGS

     The Class M-2 Certificates are currently rated "A2" by Moody's Investors Service, Inc. and "A+" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. See "Ratings" in the Prospectus Supplement.



                            METHOD OF DISTRIBUTION

     The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc., and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class M-2 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                  EXHIBIT 1

                                              CWABS 2003-2
                                                Group 1

Summary of Loans in Group 1
(As of Calculation Date)
                                                                             Range
                                                                             -----


Total Number of Group 1 Mortgage Loans                         2,760
Total Outstanding Principal Balance                     $412,940,751
Average Principal Balance                                   $149,616         $25,401 to      $387,437
Weighted Average Mortgage Rate                                 7.54%           5.13% to        11.88%
Net Weighted Average Mortgage Rate                             7.04%           4.63% to        11.38%
Adjustable Rate Mortgage Loan Characteristics
          Weighted Average Gross Margin                        6.52%           0.50% to         8.00%
          Weighted Average Maximum Mortgage Rate              14.45%          10.88% to        18.88%
          Weighted Average Minimum Mortgage Rate               7.54%           4.58% to        11.88%
          Weighted Average Initial Periodic Rate Cap           1.80%           1.00% to         3.00%
          Weighted Average Subsequent Periodic Rate Cap        1.44%           1.00% to         3.00%
Weighted Average Original Term (months)                          360             180 to           360
Weighted Average Remaining Term (months)                         342             163 to           344
Weighted Average Loan-to-Value Ratio                          85.12%          23.61% to       100.00%
Weighted Average FICO Credit Score                               612

                                               CWABS 2003-2
                                                 Group 1

Mortgage Loan Programs

                                          Number of            Aggregate             % of Aggregate
      Description                         Mortgage Loans       Principal Balance     Principal Balance
      --------------------------------------------------------------------------------------------------
      2/28 LIB6M                                       1                $212,078                  0.05
      30Y LIB6M                                        2                $405,667                  0.10
      2/28 LIB6M                                       1                $114,761                  0.03
      2/28 LIB6M                                     921            $141,692,300                 34.31
      3/12 LIB6M                                       1                $122,995                  0.03
      3/27 LIB6M                                   1,833            $270,275,271                 65.45
      5/25 LIB6M                                       1                $117,679                  0.03
      --------------------------------------------------------------------------------------------------
      Total                                         2760            $412,940,751                   100 %
      ==================================================================================================

Mortgage Loan Principal Balances

      Range of Mortgage Loan              Number of            Aggregate             % of Aggregate
      Principal Balances ($)              Mortgage Loans       Principal Balance     Principal Balance
      --------------------------------------------------------------------------------------------------
      $25,000.01 - $50,000.00                         50              $2,184,757                  0.53 %
      $50,000.01 - $75,000.00                        311             $19,918,795                  4.82
      $75,000.01 - $100,000.00                       415             $36,648,429                  8.87
      $100,000.01 - $150,000.00                      773             $95,326,793                 23.08
      $150,000.01 - $200,000.00                      585            $101,193,732                 24.51
      $200,000.01 - $250,000.00                      340             $76,898,130                 18.62
      $250,000.01 - $300,000.00                      221             $60,462,622                 14.64
      $300,000.01 - $350,000.00                       61             $18,815,337                  4.56
      $350,000.01 - $400,000.00                        4              $1,492,155                  0.36
      --------------------------------------------------------------------------------------------------
      Total                                         2760            $412,940,751                   100 %
      ==================================================================================================


                                               CWABS 2003-2
                                                 Group 1

Mortgage Rates

      Range of Mortgage                   Number of            Aggregate             % of Aggregate
      Rates (%)                           Mortgage Loans       Principal Balance     Principal Balance
      --------------------------------------------------------------------------------------------------
      5.001 - 5.500                                   19              $3,878,610                 19.00 %
      5.501 - 6.000                                   87             $16,860,325                 87.00
      6.001 - 6.500                                  189             $35,656,042                189.00
      6.501 - 7.000                                  531             $91,517,101                531.00
      7.001 - 7.500                                  474             $75,093,907                474.00
      7.501 - 8.000                                  529             $77,992,433                529.00
      8.001 - 8.500                                  386             $52,666,498                386.00
      8.501 - 9.000                                  294             $37,118,543                294.00
      9.001 - 9.500                                  114             $11,480,518                114.00
      9.501 - 10.000                                  70              $5,766,595                 70.00
      10.001 - 10.500                                 37              $2,734,642                 37.00
      10.501 - 11.000                                 22              $1,667,362                 22.00
      11.001 - 11.500                                  5                $338,336                  5.00
      11.501 - 12.000                                  3                $169,839                  3.00
      --------------------------------------------------------------------------------------------------
      Total                                         2760            $412,940,751                   100 %
      ==================================================================================================

Months Remaining to Maturity

      Months Remaining                    Number of            Aggregate             % of Aggregate
      to Maturity                         Mortgage Loans       Principal Balance     Principal Balance
      --------------------------------------------------------------------------------------------------
      121 - 180                                        1                $122,995                  0.03 %
      301 - 360                                    2,759            $412,817,757                 99.97
      --------------------------------------------------------------------------------------------------
      Total                                         2760            $412,940,751                   100 %
      ==================================================================================================

Loan-to-Value Ratios


      Range of                            Number of            Aggregate             % of Aggregate
      Loan-to-Value Ratios (%) (1)        Mortgage Loans       Principal Balance     Principal Balance
      --------------------------------------------------------------------------------------------------
      50.00 or Less                                   12              $1,072,180                  0.26 %
      50.01-55.00                                      7                $877,900                  0.21
      55.01-60.00                                     20              $2,754,352                  0.67
      60.01-65.00                                     24              $3,349,602                  0.81
      65.01-70.00                                    175             $23,393,973                  5.67
      70.01-75.00                                    240             $34,936,202                  8.46
      75.01-80.00                                    636             $96,286,115                 23.32
      80.01-85.00                                    423             $64,031,749                 15.51
      85.01-90.00                                    638             $98,633,306                 23.89
      90.01-95.00                                    201             $30,175,279                  7.31
      95.01-100.00                                   384             $57,430,093                 13.91
      --------------------------------------------------------------------------------------------------
      Total                                         2760            $412,940,751                   100 %
      ==================================================================================================


                                               CWABS 2003-2
                                                 Group 1

State Distribution of Mortgaged Properties

                                          Number of            Aggregate             % of Aggregate
      State                               Mortgage Loans       Principal Balance     Principal Balance
      --------------------------------------------------------------------------------------------------
      Alabama                                         17              $1,651,481                  0.40 %
      Alaska                                           7              $1,043,864                  0.25
      Arizona                                         73              $8,809,840                  2.13
      Arkansas                                        15              $1,549,411                  0.38
      California                                     555            $112,520,715                 27.25
      Colorado                                        81             $14,426,882                  3.49
      Connecticut                                     22              $3,395,780                  0.82
      Delaware                                         7              $1,444,263                  0.35
      Florida                                        237             $32,109,389                  7.78
      Georgia                                         29              $3,973,428                  0.96
      Hawaii                                          14              $2,500,876                  0.61
      Idaho                                           21              $2,762,792                  0.67
      Illinois                                        74             $10,226,721                  2.48
      Indiana                                         54              $5,924,274                  1.43
      Iowa                                             8                $600,328                  0.15
      Kansas                                          19              $1,818,818                  0.44
      Kentucky                                        29              $3,734,522                  0.90
      Louisiana                                       37              $4,829,739                  1.17
      Maine                                            2                $189,994                  0.05
      Maryland                                        40              $6,811,856                  1.65
      Massachusetts                                   30              $5,907,605                  1.43
      Michigan                                       194             $23,355,099                  5.66
      Minnesota                                       34              $5,157,396                  1.25
      Mississippi                                     22              $1,982,429                  0.48
      Missouri                                        99             $10,691,880                  2.59
      Montana                                          4                $493,015                  0.12
      Nebraska                                         7                $684,192                  0.17
      Nevada                                          37              $5,545,898                  1.34
      New Hampshire                                   14              $2,090,546                  0.51
      New Jersey                                      69             $12,778,960                  3.09
      New Mexico                                      26              $3,457,539                  0.84
      New York                                        26              $4,358,654                  1.06
      North Carolina                                  32              $3,340,674                  0.81
      North Dakota                                     1                $125,119                  0.03
      Ohio                                            73              $8,723,190                  2.11
      Oklahoma                                        20              $1,959,208                  0.47
      Oregon                                          72             $11,098,160                  2.69
      Pennsylvania                                    51              $6,912,229                  1.67
      Rhode Island                                     4                $677,868                  0.16
      South Carolina                                  19              $2,981,472                  0.72
      South Dakota                                     1                $113,985                  0.03
      Tennessee                                       97             $10,918,722                  2.64
      Texas                                          196             $24,387,011                  5.91
      Utah                                            72             $10,443,704                  2.53
      Vermont                                          5                $639,929                  0.15
      Virginia                                        59              $8,665,835                  2.10
      Washington                                     112             $20,250,489                  4.90
      West Virginia                                    7                $505,955                  0.12
      Wisconsin                                       32              $3,670,866                  0.89
      Wyoming                                          4                $698,150                  0.17
      --------------------------------------------------------------------------------------------------
      Total                                         2760            $412,940,751                   100 %
      ==================================================================================================


                                               CWABS 2003-2
                                                 Group 1

Range of FICO Credit Scores

                                          Number of            Aggregate             % of Aggregate
      Range of Fico Credit Scores         Mortgage Loans       Principal Balance     Principal Balance
      --------------------------------------------------------------------------------------------------
      801 - 820                                        2                $668,452                  0.16 %
      781 - 800                                        3                $421,143                  0.10
      761 - 780                                       13              $2,339,343                  0.57
      741 - 760                                       15              $2,466,749                  0.60
      721 - 740                                       29              $5,489,381                  1.33
      701 - 720                                       52              $8,767,075                  2.12
      681 - 700                                       89             $14,645,009                  3.55
      661 - 680                                      159             $27,091,736                  6.56
      641 - 660                                      265             $39,436,235                  9.55
      621 - 640                                      435             $67,151,202                 16.26
      601 - 620                                      467             $70,480,299                 17.07
      581 - 600                                      449             $66,378,480                 16.07
      561 - 580                                      368             $52,293,413                 12.66
      541 - 560                                      241             $32,377,453                  7.84
      521 - 540                                      124             $16,543,461                  4.01
      501 - 520                                       40              $5,512,333                  1.33
      500 or Less                                      5                $590,550                  0.14
      Not Available                                    4                $288,437                  0.07
      --------------------------------------------------------------------------------------------------
      Total                                         2760            $412,940,751                   100 %
      ==================================================================================================

Types of Mortgaged Properties

                                          Number of            Aggregate             % of Aggregate
      Description                         Mortgage Loans       Principal Balance     Principal Balance
      --------------------------------------------------------------------------------------------------
      Single Family Residence                       2,194           $323,020,239                 78.22 %
      Planned Unit Development                        336            $57,593,165                 13.95
      Low Rise Condominium                            153            $22,022,152                  5.33
      Manufactured Housing (1)                         38             $3,366,657                  0.82
      2 - 4 Family Residence                           39             $6,938,539                  1.68
      --------------------------------------------------------------------------------------------------
      Total                                         2,760           $412,940,751                   100 %
      ==================================================================================================
      (1) Treated as real property.


Purpose of Mortgage Loan

                                          Number of            Aggregate             % of Aggregate
      Description                         Mortgage Loans       Principal Balance     Principal Balance
      --------------------------------------------------------------------------------------------------
      Refinance (Cash Out)                         1,617            $241,077,821                 58.38 %
      Purchase                                       915            $139,272,601                 33.73
      Refinance (Rate/Term)                          228             $32,590,329                  7.89
      --------------------------------------------------------------------------------------------------
      Total                                        2,760            $412,940,751                   100 %
      ==================================================================================================


                                               CWABS 2003-2
                                                 Group 1

Occupancy Types

                                          Number of            Aggregate             % of Aggregate
      Occupancy Type                      Mortgage Loans       Principal Balance     Principal Balance
      --------------------------------------------------------------------------------------------------
      Owner Occupied                               2,698            $404,737,045                   98.01 %
      Non-owner Occupied                              52              $6,872,270                    1.66
      Second Home                                     10              $1,331,436                    0.32
      --------------------------------------------------------------------------------------------------
      Total                                        2,760            $412,940,751                     100 %
      ==================================================================================================


Document Types

                                          Number of            Aggregate             % of Aggregate
      Document Type                       Mortgage Loans       Principal Balance     Principal Balance
      --------------------------------------------------------------------------------------------------
      Full Documentation                           2,119            $305,979,897                   74.1 %
      Stated                                         631            $105,534,458                   25.56
      Simple                                          10              $1,426,396                    0.35
      --------------------------------------------------------------------------------------------------
      Total                                        2,760            $412,940,751                     100 %
      ==================================================================================================


Gross Margin
(Excludes Fixed Rate Mortgages)

      Range of                            Number of            Aggregate             % of Aggregate
      Gross Margins                       Mortgage Loans       Principal Balance     Principal Balance
      --------------------------------------------------------------------------------------------------
      1.000 or Less                                    1                $119,225                    0.03 %
      2.001 - 3.000                                    3                $559,064                    0.14
      3.001 - 4.000                                    7              $1,689,107                    0.41
      4.001 - 5.000                                  118             $20,183,546                    4.89
      5.001 - 6.000                                  595             $97,594,870                   23.63
      6.001 - 7.000                                1,206            $179,510,887                   43.47
      7.001 - 8.000                                  830            $113,284,053                   27.43
      --------------------------------------------------------------------------------------------------
      Total                                        2,760            $412,940,751                     100 %
      ==================================================================================================


                                               CWABS 2003-2
                                                 Group 1

Subsequent Adjustment Date
(Excludes Fixed Rate Mortgages)

      Subsequent                          Number of            Aggregate             % of Aggregate
      Adjustment Date                     Mortgage Loans       Principal Balance     Principal Balance
      --------------------------------------------------------------------------------------------------
      October-2004                                     6                $921,595                    0.22 %
      November-2004                                   13              $1,386,592                    0.34
      December-2004                                   22              $3,077,154                    0.75
      January-2005                                    69             $10,394,893                    2.52
      February-2005                                  166             $25,911,021                    6.27
      March-2005                                     352             $52,829,367                   12.79
      April-2005                                     239             $39,095,749                    9.47
      May-2005                                        58              $8,808,434                    2.13
      November-2005                                    7              $1,181,119                    0.29
      December-2005                                    4                $262,034                    0.06
      January-2006                                    37              $5,298,821                    1.28
      February-2006                                   46              $6,499,767                    1.57
      March-2006                                     539             $80,372,332                   19.46
      April-2006                                     774            $112,214,724                   27.17
      May-2006                                       427             $64,569,469                   15.64
      February-2008                                    1                $117,679                    0.03
      --------------------------------------------------------------------------------------------------
      Total                                        2,760            $412,940,751                     100 %
      ==================================================================================================

Maximum Mortgage Rates
(Excludes Fixed Rate Mortgages)

      Range of Maximum                    Number of            Aggregate             % of Aggregate
      Mortgage Rates (%)                  Mortgage Loans       Principal Balance     Principal Balance
      --------------------------------------------------------------------------------------------------
      10.501 - 11.000                                  1                $143,761                    0.03
      11.001 - 11.500                                  3                $483,690                    0.12
      11.501 - 12.000                                 10              $1,843,716                    0.45
      12.001 - 12.500                                 40              $8,008,114                    1.94
      12.501 - 13.000                                115             $22,445,174                    5.44
      13.001 - 13.500                                218             $40,399,676                    9.78
      13.501 - 14.000                                538             $90,727,795                   21.97
      14.001 - 14.500                                454             $71,114,136                   17.22
      14.501 - 15.000                                497             $73,419,999                   17.78
      15.001 - 15.500                                362             $48,701,311                   11.79
      15.501 - 16.000                                281             $34,943,085                    8.46
      16.001 - 16.500                                107             $10,353,649                    2.51
      16.501 - 17.000                                 66              $5,338,835                    1.29
      17.000 - 17.500                                 37              $2,734,642                    0.66
      17.501 - 18.000                                 22              $1,667,362                    0.4
      18.001 - 18.500                                  6                $445,968                    0.11
      18.501 - 19.000                                  3                $169,839                    0.04
      --------------------------------------------------------------------------------------------------
                                                   2,760            $412,940,751                     100 %
      ==================================================================================================


                                               CWABS 2003-2
                                                 Group 1



Initial Periodic Rate Cap
(Excludes Fixed Rate Mortgages)

      Initial Periodic                    Number of            Aggregate             % of Aggregate
      Rate Cap (%)                        Mortgage Loans       Principal Balance     Principal Balance
      --------------------------------------------------------------------------------------------------
      1                                               36              $5,014,692                    1.21 %
      1.5                                          2,176            $321,972,473                   77.97
      2                                                8                $958,943                    0.23
      3                                              540             $84,994,643                   20.58
      --------------------------------------------------------------------------------------------------
      Total                                        2,760            $412,940,751                     100 %
      ==================================================================================================


Subsequent Periodic Rate Cap
(Excludes Fixed Rate Mortgages)

      Subsequent Periodic                 Number of            Aggregate             % of Aggregate
      Rate Cap (%)                        Mortgage Loans       Principal Balance     Principal Balance
      --------------------------------------------------------------------------------------------------
      1                                              351             $53,861,165                   13.04 %
      1.5                                          2,407            $358,816,193                   86.89
      3                                                2                $263,394                    0.06
      --------------------------------------------------------------------------------------------------
      Total                                        2,760            $412,940,751                     100 %
      ==================================================================================================


Minimum Mortgage Rates
(Excludes Fixed Rate Mortgages)

      Range of Minimum                    Number of            Aggregate             % of Aggregate
      Mortgage Rates (%)                  Mortgage Loans       Principal Balance     Principal Balance
      --------------------------------------------------------------------------------------------------
      4.001 - 5.000                                    2                $193,877                    0.05
      5.001 - 6.000                                  101             $19,871,208                    4.81
      6.001 - 7.000                                  725            $127,813,133                   30.95
      7.001 - 8.000                                1,008            $154,110,986                   37.32
      8.001 - 9.000                                  674             $88,935,914                   21.54
      9.001 - 10.000                                 182             $16,997,822                    4.12
      Greater than 10.000                             68              $5,017,812                    1.22
      --------------------------------------------------------------------------------------------------
      Total                                        2,760            $412,940,751                     100 %
      ==================================================================================================

                                                        CWABS 2003-2
                                                             Group 2

Summary of Loans in Group 2
(As of Calculation Date)
                                                                                  Range
                                                                                  -----


Total Number of Group 2 Mortgage Loans                         3,040
Total Outstanding Principal Balance                     $435,695,840
Average Principal Balance                                   $143,321           $7,046 to              $472,737
Weighted Average Mortgage Rate                                 7.42%            4.88% to                13.00%
Net Weighted Average Mortgage Rate                             6.78%            4.00% to                12.50%
Weighted Average Original Term (months)                          343              120 to                   360
Weighted Average Remaining Term (months)                         323                9 to                   370
Weighted Average Loan-to-Value Ratio                          78.30%            5.69% to               100.00%
Weighted Average FICO Credit Score                           615.00%

                                               CWABS 2003-2
                                                 Group 2

Mortgage Loan Programs

                                          Number of            Aggregate             % of Aggregate
      Description                         Mortgage Loans       Principal Balance     Principal Balance
      --------------------------------------------------------------------------------------------------
      10Yr Fixed                                       2                $284,440                  0.07
      15Yr Fixed                                     293             $31,502,828                  7.23
      15Yr Fixed - Credit Comeback                    40              $3,693,873                  0.85
      20Yr Fixed                                      16              $1,467,786                  0.34
      25Yr Fixed                                       1                $111,320                  0.03
      30Yr Fixed                                   2,319            $349,034,281                 80.11
      30Yr Fixed - Credit Comeback                   319             $43,931,680                 10.08
      30/15 Fixed Balloon                             50              $5,669,631                  1.30
      --------------------------------------------------------------------------------------------------
      Total                                         3040            $435,695,840                100.00 %
      ==================================================================================================

Mortgage Loan Principal Balances

      Range of Mortgage Loan              Number of            Aggregate             % of Aggregate
      Principal Balances ($)              Mortgage Loans       Principal Balance     Principal Balance
      --------------------------------------------------------------------------------------------------
      $0.01 - $25,000.00                               8                $164,574                  0.04 %
      $25,000.01 - $50,000.00                        128              $5,350,830                  1.23
      $50,000.01 - $75,000.00                        419             $26,829,492                  6.16
      $75,000.01 - $100,000.00                       449             $39,515,210                  9.07
      $100,000.01 - $150,000.00                      802             $99,785,143                 22.90
      $150,000.01 - $200,000.00                      591            $102,872,689                 23.61
      $200,000.01 - $250,000.00                      365             $81,502,995                 18.71
      $250,000.01 - $300,000.00                      213             $58,375,694                 13.40
      $300,000.01 - $350,000.00                       52             $16,299,499                  3.74
      $350,000.01 - $400,000.00                       11              $4,107,804                  0.94
      $400,000.01 - $450,000.00                        1                $419,173                  0.10
      $450,000.01 - $500,000.00                        1                $472,737                  0.11
      --------------------------------------------------------------------------------------------------
      Total                                         3040            $435,695,840                100.00 %
      ==================================================================================================


                                               CWABS 2003-2
                                                 Group 2

Mortgage Rates

      Range of Mortgage                   Number of            Aggregate             % of Aggregate
      Rates (%)                           Mortgage Loans       Principal Balance     Principal Balance
      --------------------------------------------------------------------------------------------------
      4.501 - 5.000                                    3                $377,711                  0.09 %
      5.001 - 5.500                                   11              $1,863,627                  0.43
      5.501 - 6.000                                   64             $11,919,153                  2.74
      6.001 - 6.500                                  191             $36,906,308                  8.47
      6.501 - 7.000                                  857            $148,378,273                 34.06
      7.001 - 7.500                                  559             $85,391,864                 19.60
      7.501 - 8.000                                  553             $72,150,835                 16.56
      8.001 - 8.500                                  257             $29,498,999                  6.77
      8.501 - 9.000                                  203             $20,602,706                  4.73
      9.001 - 9.500                                  101              $9,777,606                  2.24
      9.501 - 10.000                                 121             $11,313,153                  2.60
      10.001 - 10.500                                 47              $3,582,002                  0.82
      10.501 - 11.000                                 34              $1,943,818                  0.45
      11.001 - 11.500                                 19                $999,091                  0.23
      11.501 - 12.000                                 17                $903,109                  0.21
      12.501 - 13.000                                  3                 $87,586                  0.02
      --------------------------------------------------------------------------------------------------
      Total                                         3040            $435,695,840                100.00 %
      ==================================================================================================

Months Remaining to Maturity

      Months Remaining                    Number of            Aggregate             % of Aggregate
      to Maturity                         Mortgage Loans       Principal Balance     Principal Balance
      --------------------------------------------------------------------------------------------------
      1 - 120                                          9                $585,842                  0.13 %
      121 - 180                                      380             $40,826,789                  9.37
      181 - 300                                       32              $2,962,461                  0.68
      301 - 360                                    2,618            $391,076,583                 89.76
      Greater than 360                                 1                $244,164                  0.06
      --------------------------------------------------------------------------------------------------
      Total                                         3040            $435,695,840                100.00 %
      ==================================================================================================


Loan-to-Value Ratios


      Range of                            Number of            Aggregate             % of Aggregate
      Loan-to-Value Ratios (%) (1)        Mortgage Loans       Principal Balance     Principal Balance
      --------------------------------------------------------------------------------------------------
      50.00 or Less                                  158             $16,985,851                  3.90 %
      50.01-55.00                                     63              $9,199,614                  2.11
      55.01-60.00                                    102             $13,531,620                  3.11
      60.01-65.00                                    135             $19,727,617                  4.53
      65.01-70.00                                    286             $40,433,763                  9.28
      70.01-75.00                                    372             $53,461,396                 12.27
      75.01-80.00                                    677             $95,894,166                 22.01
      80.01-85.00                                    426             $65,212,086                 14.97
      85.01-90.00                                    535             $81,419,733                 18.69
      90.01-95.00                                    116             $17,814,682                  4.09
      95.01-100.00                                   170             $22,015,311                  5.05
      --------------------------------------------------------------------------------------------------
      Total                                         3040            $435,695,840                100.00 %
      ==================================================================================================


                                               CWABS 2003-2
                                                 Group 2

State Distribution of Mortgaged Properties

                                          Number of            Aggregate             % of Aggregate
      State                               Mortgage Loans       Principal Balance     Principal Balance
      --------------------------------------------------------------------------------------------------
      Alabama                                         35              $3,131,396                   0.72 %
      Arizona                                         48              $6,013,700                   1.38
      Arkansas                                        25              $2,160,746                   0.50
      California                                     843            $155,333,755                  35.65
      Colorado                                        56              $8,994,638                   2.06
      Connecticut                                     27              $4,037,235                   0.93
      Delaware                                         9              $1,216,400                   0.28
      Florida                                        383             $48,145,138                  11.05
      Georgia                                         24              $2,177,804                   0.50
      Hawaii                                          50             $12,124,605                   2.78
      Idaho                                           38              $4,343,189                   1.00
      Illinois                                        24              $3,531,878                   0.81
      Indiana                                         40              $3,627,773                   0.83
      Iowa                                             6                $492,908                   0.11
      Kansas                                           7                $713,882                   0.16
      Kentucky                                        22              $2,258,479                   0.52
      Louisiana                                       63              $6,247,367                   1.43
      Maine                                            9              $1,537,795                   0.35
      Maryland                                        26              $4,114,202                   0.94
      Massachusetts                                   67             $12,431,752                   2.85
      Michigan                                        73              $7,604,842                   1.75
      Minnesota                                       13              $1,842,740                   0.42
      Mississippi                                     22              $1,732,744                   0.40
      Missouri                                        47              $4,024,421                   0.92
      Montana                                          5                $819,070                   0.19
      Nebraska                                         7                $831,622                   0.19
      Nevada                                          49              $6,955,375                   1.60
      New Hampshire                                   17              $2,615,816                   0.60
      New Jersey                                      35              $5,745,657                   1.32
      New Mexico                                       7                $737,023                   0.17
      New York                                        78             $14,148,000                   3.25
      North Carolina                                  28              $2,520,006                   0.58
      North Dakota                                     1                 $98,666                   0.02
      Ohio                                            72              $7,361,924                   1.69
      Oklahoma                                        36              $3,534,530                   0.81
      Oregon                                          62              $9,110,256                   2.09
      Pennsylvania                                    77              $8,412,887                   1.93
      Rhode Island                                     2                $191,377                   0.04
      South Carolina                                  16              $1,899,632                   0.44
      South Dakota                                     3                $303,180                   0.07
      Tennessee                                      118             $12,075,930                   2.77
      Texas                                          204             $22,754,865                   5.22
      Utah                                            46              $6,604,271                   1.52
      Virginia                                        69              $8,966,828                   2.06
      Washington                                     121             $18,425,933                   4.23
      West Virginia                                    6                $490,590                   0.11
      Wisconsin                                       20              $2,576,435                   0.59
      Wyoming                                          4                $676,578                   0.16
      --------------------------------------------------------------------------------------------------
      Total                                         3040            $435,695,840                 100.00 %
      ==================================================================================================


                                               CWABS 2003-2
                                                 Group 2

Range of FICO Credit Scores

                                          Number of            Aggregate             % of Aggregate
      Range of Fico Credit Scores         Mortgage Loans       Principal Balance     Principal Balance
      --------------------------------------------------------------------------------------------------
      801 - 820                                        3                $542,131                  0.12 %
      781 - 800                                        9              $1,393,694                  0.32
      761 - 780                                       16              $2,301,773                  0.53
      741 - 760                                       19              $3,114,880                  0.71
      721 - 740                                       28              $4,221,141                  0.97
      701 - 720                                       53              $8,408,062                  1.93
      681 - 700                                       92             $14,613,589                  3.35
      661 - 680                                      186             $29,832,846                  6.85
      641 - 660                                      330             $50,565,716                 11.61
      621 - 640                                      458             $70,768,970                 16.24
      601 - 620                                      568             $80,175,768                 18.40
      581 - 600                                      534             $73,338,210                 16.83
      561 - 580                                      368             $49,322,143                 11.32
      541 - 560                                      218             $28,080,851                  6.45
      521 - 540                                      113             $14,214,280                  3.26
      501 - 520                                       36              $3,555,451                  0.82
      500 or Less                                      7              $1,059,323                  0.24
      Not Available                                    2                $187,012                  0.04
      --------------------------------------------------------------------------------------------------
      Total                                         3040            $435,695,840                100.00 %
      ==================================================================================================


Types of Mortgaged Properties

                                          Number of            Aggregate             % of Aggregate
      Description                         Mortgage Loans       Principal Balance     Principal Balance
      --------------------------------------------------------------------------------------------------
      Single Family Residence                      2,482            $349,097,502                 80.12 %
      Planned Unit Development                       290             $47,785,003                 10.97
      Low Rise Condominium                           120             $15,723,685                  3.61
      Manufactured Housing (1)                        46              $3,641,876                  0.84
      2 - 4 Family Residence                         102                19447775                  4.47
      --------------------------------------------------------------------------------------------------
      Total                                         3040            $435,695,840                100.00 %
      ==================================================================================================
      (1) Treated as real property.


Purpose of Mortgage Loan

                                          Number of            Aggregate             % of Aggregate
      Description                         Mortgage Loans       Principal Balance     Principal Balance
      --------------------------------------------------------------------------------------------------
      Refinance (Cash Out)                         2,342            $343,534,049                 78.85 %
      Purchase                                       371             $48,300,938                 11.09
      Refinance (Rate/Term)                          327             $43,860,853                 10.07
      --------------------------------------------------------------------------------------------------
      Total                                         3040            $435,695,840                100.00 %
      ==================================================================================================


                                               CWABS 2003-2
                                                 Group 2

Occupancy Types

                                          Number of            Aggregate             % of Aggregate
      Occupancy Type                      Mortgage Loans       Principal Balance     Principal Balance
      --------------------------------------------------------------------------------------------------
      Owner Occupied                               2,937            $423,572,297                  97.22 %
      Non-owner Occupied                              82              $9,223,932                   2.12
      Second Home                                     21              $2,899,611                   0.67
      --------------------------------------------------------------------------------------------------
      Total                                         3040            $435,695,840                 100.00 %
      ==================================================================================================



Document Types

                                          Number of            Aggregate             % of Aggregate
      Document Type                       Mortgage Loans       Principal Balance     Principal Balance
      --------------------------------------------------------------------------------------------------
      Full Documentation                           2,297            $321,535,771                  73.80 %
      Stated                                         713            $110,404,557                  25.34
      Simple                                          30              $3,755,512                   0.86
      --------------------------------------------------------------------------------------------------
      Total                                         3040            $435,695,840                 100.00 %
      ==================================================================================================

                                               CWABS 2003-2
                                                 Group 3

Summary of Loans in Group 3
(As of Calculation Date)

                                                                         Range
                                                                         -----


Total Number of Group 3 Mortgage Loans                             1,054
Total Outstanding Principal Balance                         $237,728,800
Average Principal Balance                                        $225,549      $13,122 to     $714,346
Weighted Average Mortgage Rate                                      7.46%        4.99% to       16.38%
Net Weighted Average Mortgage Rate                                  6.93%        4.49% to       15.88%
Adjustable Rate Mortgage Loan Characteristics
          Weighted Average Gross Margin                             6.73%        1.83% to       13.25%
          Weighted Average Maximum Mortgage Rate                   14.43%       10.88% to       23.38%
          Weighted Average Minimum Mortgage Rate                    7.55%        4.63% to       16.38%
          Weighted Average Initial Periodic Rate Cap                1.84%        1.00% to        3.00%
          Weighted Average Subsequent Periodic Rate Cap             1.42%        1.00% to        3.00%
Weighted Average Original Term (months)                               355          180 to          360
Weighted Average Remaining Term (months)                              337          144 to          352
Weighted Average Loan-to-Value Ratio                               79.91%       22.14% to      100.00%
Weighted Average FICO Credit Score                                    615

                                               CWABS 2003-2
                                                 Group 3

Mortgage Loan Programs

                                          Number of            Aggregate             % of Aggregate
      Description                         Mortgage Loans       Principal Balance     Principal Balance
      --------------------------------------------------------------------------------------------------
      30Y LIB6M                                        2                $807,155                  0.34 %
      2/28 LIB6M                                       1                 $58,687                  0.02
      2/28 LIB6M                                     322             $61,678,083                 25.94
      3/27 LIB6M                                     491            $116,222,099                 48.89
      15Yr Fixed                                       7              $1,455,260                  0.61
      15Yr Fixed - Second                             34              $1,382,359                  0.58
      15Yr Fixed - Credit Comeback                     3                $670,997                  0.28
      20Yr Fixed                                       1                $338,117                  0.14
      20Yr Fixed - Second                              5                $188,403                  0.08
      30Yr Fixed                                     132             $46,972,672                 19.76
      30Yr Fixed - Credit Comeback                    16              $5,599,110                  2.36
      30/15 Fixed Balloon                              2                $713,711                  0.30
      30/15 Fixed Balloon - Second                    38              $1,642,144                  0.69
      --------------------------------------------------------------------------------------------------
      Total                                        1,054            $237,728,800                100.00 %
      ==================================================================================================

Mortgage Loan Principal Balances

      Range of Mortgage Loan              Number of            Aggregate             % of Aggregate
      Principal Balances ($)              Mortgage Loans       Principal Balance     Principal Balance
      --------------------------------------------------------------------------------------------------
      $0.01 - $25,000.00                              21                $432,851                  0.18 %
      $25,000.01 - $50,000.00                         82              $3,205,438                  1.35
      $50,000.01 - $75,000.00                        132              $8,221,783                  3.46
      $75,000.01 - $100,000.00                       121             $10,583,637                  4.45
      $100,000.01 - $150,000.00                      139             $17,073,978                  7.18
      $150,000.01 - $200,000.00                       70             $12,043,308                  5.07
      $200,000.01 - $250,000.00                       33              $7,339,529                  3.09
      $250,000.01 - $300,000.00                       25              $6,782,041                  2.85
      $300,000.01 - $350,000.00                      127             $42,368,616                 17.82
      $350,000.01 - $400,000.00                      133             $49,869,901                 20.98
      $400,000.01 - $450,000.00                       78             $32,944,066                 13.86
      $450,000.01 - $500,000.00                       66             $31,418,489                 13.22
      $500,000.01 - $550,000.00                       10              $5,210,743                  2.19
      $550,000.01 - $600,000.00                       10              $5,759,962                  2.42
      $600,000.01 - $650,000.00                        5              $3,102,472                  1.31
      $650,000.01 - $700,000.00                        1                $657,640                  0.28
      $700,000.01 - $750,000.00                        1                $714,346                  0.30
      --------------------------------------------------------------------------------------------------
      Total                                         1054            $237,728,800                   100 %
      ==================================================================================================


                                               CWABS 2003-2
                                                 Group 3

Mortgage Rates

      Range of Mortgage                   Number of            Aggregate             % of Aggregate
      Rates (%)                           Mortgage Loans       Principal Balance     Principal Balance
      --------------------------------------------------------------------------------------------------
      4.501 - 5.000                                    1                $153,635                  0.06 %
      5.001 - 5.500                                    7              $2,345,795                  0.99
      5.501 - 6.000                                   41             $14,782,608                  6.22
      6.001 - 6.500                                   86             $32,675,316                 13.74
      6.501 - 7.000                                  198             $68,160,606                 28.67
      7.001 - 7.500                                  119             $34,697,613                 14.60
      7.501 - 8.000                                  118             $30,855,690                 12.98
      8.001 - 8.500                                   72             $13,154,471                  5.53
      8.501 - 9.000                                   81             $11,606,581                  4.88
      9.001 - 9.500                                  109             $13,277,925                  5.59
      9.501 - 10.000                                  74              $7,291,333                  3.07
      10.001 - 10.500                                 34              $2,848,297                  1.20
      10.501 - 11.000                                 45              $2,774,418                  1.17
      11.001 - 11.500                                 19              $1,023,921                  0.43
      11.501 - 12.000                                 31              $1,332,324                  0.56
      12.001 - 12.500                                  5                $240,283                  0.10
      12.501 - 13.000                                  3                $106,890                  0.04
      13.001 - 13.500                                  6                $203,773                  0.09
      13.501 - 14.000                                  2                 $87,666                  0.04
      Greater than 14.000                              3                $109,655                  0.05
      --------------------------------------------------------------------------------------------------
      Total                                         1054            $237,728,800                100.00 %
      ==================================================================================================

Months Remaining to Maturity

      Months Remaining                    Number of            Aggregate             % of Aggregate
      to Maturity                         Mortgage Loans       Principal Balance     Principal Balance
      --------------------------------------------------------------------------------------------------
      121 - 180                                       84              $5,864,472                  2.47
      181 - 300                                        8                $598,064                  0.25
      301 - 360                                      962            $231,266,264                 97.28
      --------------------------------------------------------------------------------------------------
      Total                                         1054            $237,728,800                100.00 %
      ==================================================================================================


Loan-to-Value Ratios


      Range of                            Number of            Aggregate             % of Aggregate
      Loan-to-Value Ratios (%) (1)        Mortgage Loans       Principal Balance     Principal Balance
      --------------------------------------------------------------------------------------------------
      50.00 or Less                                   53              $7,899,411                  3.32 %
      50.01-55.00                                     31              $5,883,181                  2.47
      55.01-60.00                                     50             $10,267,159                  4.32
      60.01-65.00                                     76             $12,762,890                  5.37
      65.01-70.00                                     68             $16,108,366                  6.78
      70.01-75.00                                     77             $18,599,721                  7.82
      75.01-80.00                                    184             $52,940,519                 22.27
      80.01-85.00                                    102             $30,946,636                 13.02
      85.01-90.00                                    159             $44,472,690                 18.71
      90.01-95.00                                     53             $13,629,759                  5.73
      95.01-100.00                                   201             $24,218,469                 10.19
      --------------------------------------------------------------------------------------------------
      Total                                         1054            $237,728,800                100.00 %
      ==================================================================================================

      (1) Refers to the Loan-to-Value Ratio with respect to any first lien Mortgage Loan and the Combined Loan-to-Value Ratio with respect to any second lien mortgage loan.

                                               CWABS 2003-2
                                                 Group 3

State Distribution of Mortgaged Properties

                                          Number of            Aggregate             % of Aggregate
      State                               Mortgage Loans       Principal Balance     Principal Balance
      --------------------------------------------------------------------------------------------------
      Alabama                                         14              $1,182,737                  0.50 %
      Arizona                                          9                $807,622                  0.34
      Arkansas                                         5                $905,756                  0.38
      California                                     336            $111,809,591                 47.03
      Colorado                                        14              $3,674,382                  1.55
      Connecticut                                      8              $1,510,050                  0.64
      Delaware                                         3                $391,569                  0.16
      District of Columbia                             1                $494,551                  0.21
      Florida                                         51              $7,537,433                  3.17
      Georgia                                         12              $2,547,420                  1.07
      Idaho                                            4                $746,012                  0.31
      Illinois                                        24              $5,258,008                  2.21
      Indiana                                         25              $3,631,185                  1.53
      Iowa                                             3                $193,079                  0.08
      Kansas                                           6              $1,139,074                  0.48
      Kentucky                                        15              $1,301,891                  0.55
      Louisiana                                       17              $3,277,454                  1.38
      Maryland                                        16              $3,766,905                  1.58
      Massachusetts                                   23              $5,885,028                  2.48
      Michigan                                        79             $10,471,084                  4.40
      Minnesota                                       14              $2,985,068                  1.26
      Mississippi                                      6                $676,409                  0.28
      Missouri                                        19              $3,150,450                  1.33
      Montana                                          2                $475,444                  0.20
      Nebraska                                         2                $107,877                  0.05
      Nevada                                          11              $1,800,062                  0.76
      New Hampshire                                    3                $419,173                  0.18
      New Jersey                                      24              $5,604,399                  2.36
      New Mexico                                       2                $470,414                  0.20
      New York                                        53             $12,376,574                  5.21
      North Carolina                                  15              $2,587,470                  1.09
      Ohio                                            17              $1,388,273                  0.58
      Oklahoma                                         6                $485,395                  0.20
      Oregon                                          11              $1,362,801                  0.57
      Pennsylvania                                    25              $2,749,224                  1.16
      Rhode Island                                     2                $608,951                  0.26
      South Carolina                                   7                $492,005                  0.21
      South Dakota                                     1                 $63,052                  0.03
      Tennessee                                       28              $4,396,192                  1.85
      Texas                                           65             $12,313,238                  5.18
      Utah                                            14              $3,086,882                  1.30
      Vermont                                          1                $383,798                  0.16
      Virginia                                        20              $5,403,840                  2.27
      Washington                                      22              $5,435,425                  2.29
      West Virginia                                    3                $154,174                  0.06
      Wisconsin                                       13              $1,710,801                  0.72
      Wyoming                                          3                $510,580                  0.21
      --------------------------------------------------------------------------------------------------
      Total                                         1054            $237,728,800                100.00 %
      ==================================================================================================


                                               CWABS 2003-2
                                                 Group 3

Range of FICO Credit Scores

                                          Number of            Aggregate             % of Aggregate
      Range of Fico Credit Scores         Mortgage Loans       Principal Balance     Principal Balance
      --------------------------------------------------------------------------------------------------
      781 - 800                                        1                 $19,618                  0.01 %
      761 - 780                                        5              $1,266,154                  0.53
      741 - 760                                       10              $2,879,815                  1.21
      721 - 740                                        6              $1,392,327                  0.59
      701 - 720                                       21              $5,635,757                  2.37
      681 - 700                                       50             $12,249,114                  5.15
      661 - 680                                       63             $18,163,643                  7.64
      641 - 660                                      109             $28,158,399                 11.84
      621 - 640                                      135             $34,585,092                 14.55
      601 - 620                                      142             $36,754,970                 15.46
      581 - 600                                      185             $40,967,482                 17.23
      561 - 580                                      112             $23,136,783                  9.73
      541 - 560                                      102             $18,008,330                  7.58
      521 - 540                                       74             $10,252,537                  4.31
      501 - 520                                       38              $4,061,879                  1.71
      Not Available                                    1                $196,903                  0.08
      --------------------------------------------------------------------------------------------------
      Total                                         1054            $237,728,800                   100 %
      ==================================================================================================


Types of Mortgaged Properties

                                          Number of             Aggregate            % of Aggregate
      Description                         Mortgage Loans        Principal Balance    Principal Balance
      --------------------------------------------------------------------------------------------------
      Single Family Residence                        849            $186,193,770                 78.32 %
      Planned Unit Development                       134             $37,175,220                 15.64
      Condominium                                     51             $10,935,008                  4.60
      2 Family Residence                              11              $2,477,206                  1.04
      Manufactured Housing (1)                         5                $613,042                  0.26
      3 Family Residence                               3                $283,104                  0.12
      4 Family Residence                               1                 $51,451                  0.02
      --------------------------------------------------------------------------------------------------
      Total                                         1054            $237,728,800           100.0002174 %
      ==================================================================================================
      (1) Treated as real property.


Purpose of Mortgage Loan

                                          Number of            Aggregate             % of Aggregate
      Description                         Mortgage Loans       Principal Balance     Principal Balance
      --------------------------------------------------------------------------------------------------
      Refinance (Cash Out)                           632            $156,493,649                 65.83 %
      Purchase                                       342             $62,108,921                 26.13
      Refinance (Rate/Term)                           80             $19,126,230                  8.05
      --------------------------------------------------------------------------------------------------
      Total                                         1054            $237,728,800                100.00 %
      ==================================================================================================


                                               CWABS 2003-2
                                                 Group 3

Occupancy Types

                                          Number of            Aggregate             % of Aggregate
      Occupancy Type                      Mortgage Loans       Principal Balance     Principal Balance
      --------------------------------------------------------------------------------------------------
      Owner Occupied                               1,026            $233,502,378                 98.22 %
      Non-owner Occupied                              24              $2,836,334                  1.19
      Second Home                                      4              $1,390,088                  0.58
      --------------------------------------------------------------------------------------------------
      Total                                        1,054            $237,728,800                   100 %
      ==================================================================================================



Document Types

                                          Number of            Aggregate             % of Aggregate
      Document Type                       Mortgage Loans       Principal Balance     Principal Balance
      --------------------------------------------------------------------------------------------------
      Full Documentation                             804            $167,017,410                 70.26 %
      Stated                                         242             $68,971,925                 29.01
      Simple                                           8              $1,739,466                  0.73
      --------------------------------------------------------------------------------------------------
      Total                                         1054            $237,728,800                100.00 %
      ==================================================================================================



Gross Margin
(Excludes Fixed Rate Mortgages)

      Range of                            Number of            Aggregate             % of Aggregate
      Gross Margins                       Mortgage Loans       Principal Balance     Principal Balance
      --------------------------------------------------------------------------------------------------
      1.001 - 2.000                                    1                 $87,561                  0.05 %
      2.001 - 3.000                                    1                $153,635                  0.09
      3.001 - 4.000                                    4              $1,150,526                  0.64
      4.001 - 5.000                                   41             $13,578,026                  7.6
      5.001 - 6.000                                  165             $51,548,699                 28.84
      6.001 - 7.000                                  179             $53,100,013                 29.7
      7.001 - 8.000                                   81             $22,138,069                 12.38
      8.001 - 9.000                                  257             $29,619,934                 16.57
      9.001 - 10.000                                  60              $5,017,662                  2.81
      10.001 - 11.000                                 22              $1,668,364                  0.93
      11.001 - 12.000                                  4                $421,204                  0.24
      Greater than 13.000                              1                $282,332                  0.16
      --------------------------------------------------------------------------------------------------
      Total                                          816            $178,766,026                   100 %
      ==================================================================================================


                                               CWABS 2003-2
                                                 Group 3

Subsequent Adjustment Date
(Excludes Fixed Rate Mortgages)

      Subsequent                          Number of            Aggregate             % of Aggregate
      Adjustment Date                     Mortgage Loans       Principal Balance     Principal Balance
      --------------------------------------------------------------------------------------------------
      October-2004                                     3                $452,762                  0.25 %
      November-2004                                    7              $1,446,843                  0.81
      December-2004                                   15              $3,496,642                  1.96
      January-2005                                    31              $4,056,446                  2.27
      February-2005                                   79             $15,606,579                  8.73
      March-2005                                      91             $17,082,348                  9.56
      April-2005                                      78             $15,904,744                  8.90
      May-2005                                        21              $4,497,562                  2.52
      October-2005                                     2                $678,390                  0.38
      November-2005                                    5              $1,295,686                  0.72
      December-2005                                    6                $632,886                  0.35
      January-2006                                    22              $4,193,528                  2.35
      February-2006                                   24              $4,705,339                  2.63
      March-2006                                     139             $33,901,612                 18.96
      April-2006                                     203             $49,167,259                 27.50
      May-2006                                        90             $21,647,399                 12.11
      --------------------------------------------------------------------------------------------------
      Total                                          816            $178,766,026                100.00 %
      ==================================================================================================


Maximum Mortgage Rates
(Excludes Fixed Rate Mortgages)

      Range of Maximum                    Number of            Aggregate             % of Aggregate
      Mortgage Rates (%)                  Mortgage Loans       Principal Balance     Principal Balance
      --------------------------------------------------------------------------------------------------
      10.501 - 11.000                                  1                $391,717                  0.22 %
      11.501 - 12.000                                  8              $2,544,556                  1.42
      12.001 - 12.500                                 12              $4,176,662                  2.34
      12.501 - 13.000                                 32             $11,434,973                  6.40
      13.001 - 13.500                                 67             $23,414,720                 13.10
      13.501 - 14.000                                137             $44,613,168                 24.96
      14.001 - 14.500                                 93             $24,973,604                 13.97
      14.501 - 15.000                                105             $22,625,193                 12.66
      15.001 - 15.500                                 70             $11,640,302                  6.51
      15.501 - 16.000                                 57              $8,303,574                  4.64
      16.001 - 16.500                                 97             $12,251,976                  6.85
      16.501 - 17.000                                 69              $7,061,327                  3.95
      17.001 - 17.500                                 31              $2,884,592                  1.61
      17.501 - 18.000                                 17              $1,327,864                  0.74
      18.001 - 18.500                                  8                $532,623                  0.30
      18.501 - 19.000                                 10                $485,484                  0.27
      19.001 - 19.500                                  1                 $52,238                  0.03
      Greater than 19.500                              1                 $51,451                  0.03
      --------------------------------------------------------------------------------------------------
      Total                                          816            $178,766,026                100.00 %
      ==================================================================================================


                                               CWABS 2003-2
                                                 Group 3



Initial Periodic Rate Cap
(Excludes Fixed Rate Mortgages)

      Initial Periodic                    Number of            Aggregate             % of Aggregate
      Rate Cap (%)                        Mortgage Loans       Principal Balance     Principal Balance
      --------------------------------------------------------------------------------------------------
      1                                                8              $1,337,859                  0.75 %
      1.5                                            572            $135,590,116                 75.85
      1.54                                             1                 $99,022                  0.06
      2                                                7                $449,696                  0.25
      3                                              228             $41,289,332                 23.10
      --------------------------------------------------------------------------------------------------
      Total                                          816            $178,766,026                100.00 %
      ==================================================================================================


Subsequent Periodic Rate Cap
(Excludes Fixed Rate Mortgages)

      Subsequent Periodic                 Number of            Aggregate             % of Aggregate
      Rate Cap (%)                        Mortgage Loans       Principal Balance     Principal Balance
      --------------------------------------------------------------------------------------------------
      1                                              167             $29,038,641                 16.24 %
      1.5                                            646            $149,483,555                 83.62
      3                                                3                $243,829                  0.14
      --------------------------------------------------------------------------------------------------
      Total                                          816            $178,766,026                100.00 %
      ==================================================================================================


Minimum Mortgage Rates
(Excludes Fixed Rate Mortgages)

      Range of Minimum                    Number of            Aggregate             % of Aggregate
      Mortgage Rates (%)                  Mortgage Loans       Principal Balance     Principal Balance
      --------------------------------------------------------------------------------------------------
      4.001 - 5.000                                    2                $374,616                  0.21 %
      5.001 - 6.000                                   35             $12,516,151                  7.00
      6.001 - 7.000                                  198             $67,184,739                 37.58
      7.001 - 8.000                                  191             $50,231,633                 28.10
      8.001 - 9.000                                  144             $22,785,380                 12.75
      9.001 - 10.000                                 174             $20,118,028                 11.25
      Greater than 10.000                             72              $5,555,478                  3.11
      --------------------------------------------------------------------------------------------------
      Total                                          816            $178,766,026                100.00 %
      ==================================================================================================

                                               CWABS 2003-2
                                                 Group 4

Summary of Loans in Group 4
(As of Calculation Date)
                                                                                       Range
                                                                                       -----


Total Number of Group 4 Mortgage Loans                     311
Total Outstanding Principal Balance                $79,906,835
Average Principal Balance                             $256,935            $9,930 to            $1,129,204
Weighted Average Mortgage Rate                           7.13%             5.50% to                15.50%
Net Weighted Average Mortgage Rate                       6.55%             5.00% to                15.00%
Weighted Average Original Term (months)                    342               120 to                   360
Weighted Average Remaining Term (months)                   322                94 to                   344
Weighted Average Loan-to-Value Ratio                    78.39%            36.61% to               100.00%
Weighted Average FICO Credit Score                         632

                                               CWABS 2003-2
                                                 Group 4

Mortgage Loan Programs

                                          Number of            Aggregate             % of Aggregate
      Description                         Mortgage Loans       Principal Balance     Principal Balance
      --------------------------------------------------------------------------------------------------
      10Yr Fixed - Second                              1                 $13,021                  0.02 %
      15Yr Fixed                                       5              $1,459,498                  1.83
      15Yr Fixed - Second                             34              $1,253,598                  1.57
      15Yr Fixed - Credit Comeback                     2                $366,842                  0.46
      20Yr Fixed                                       3                $791,331                  0.99
      20Yr Fixed - Second                             10                $332,433                  0.42
      30Yr Fixed                                     190             $66,833,046                 83.64
      30Yr Fixed - Credit Comeback                    14              $4,894,779                  6.13
      30/15 Fixed Balloon                              4              $1,802,445                  2.26
      30/15 Fixed Balloon - Second                    48              $2,159,841                  2.7
      --------------------------------------------------------------------------------------------------
      Total                                          311             $79,906,835                  100 %
      ==================================================================================================

Mortgage Loan Principal Balances

      Range of Mortgage Loan              Number of            Aggregate             % of Aggregate
      Principal Balances ($)              Mortgage Loans       Principal Balance     Principal Balance
      --------------------------------------------------------------------------------------------------
      $0.01 - $25,000.00                              27                $507,169                  0.63 %
      $25,000.01 - $50,000.00                         52              $1,826,788                  2.29
      $50,000.01 - $75,000.00                         23              $1,376,994                  1.72
      $75,000.01 - $100,000.00                         8                $688,818                  0.86
      $100,000.01 - $150,000.00                        3                $383,292                  0.48
      $150,000.01 - $200,000.00                       12              $2,122,358                  2.66
      $200,000.01 - $250,000.00                        6              $1,375,741                  1.72
      $250,000.01 - $300,000.00                        4              $1,053,986                  1.32
      $300,000.01 - $350,000.00                       59             $19,571,419                 24.49
      $350,000.01 - $400,000.00                       53             $19,987,738                 25.01
      $400,000.01 - $450,000.00                       27             $11,511,644                 14.41
      $450,000.01 - $500,000.00                       22             $10,430,935                 13.05
      $500,000.01 - $550,000.00                        5              $2,653,514                  3.32
      $550,000.01 - $600,000.00                        8              $4,594,292                  5.75
      $650,000.01 - $700,000.00                        1                $692,944                  0.87
      Greater than $900,000.00                         1              $1,129,204                  1.41
      --------------------------------------------------------------------------------------------------
      Total                                          311             $79,906,835                   100 %
      ==================================================================================================


                                               CWABS 2003-2
                                                 Group 4

Mortgage Rates

      Range of Mortgage                   Number of            Aggregate             % of Aggregate
      Rates (%)                           Mortgage Loans       Principal Balance     Principal Balance
      --------------------------------------------------------------------------------------------------
      5.001 - 5.500                                    2                $767,383                  0.96 %
      5.501 - 6.000                                   17              $8,198,950                 10.26
      6.001 - 6.500                                   34             $13,553,765                 16.96
      6.501 - 7.000                                   74             $28,482,201                 35.64
      7.001 - 7.500                                   46             $16,114,926                 20.17
      7.501 - 8.000                                   17              $5,299,763                  6.63
      8.001 - 8.500                                    8              $1,520,984                  1.9
      8.501 - 9.000                                    4              $1,045,914                  1.31
      9.001 - 9.500                                    3                $318,563                  0.4
      9.501 - 10.000                                  16              $1,210,836                  1.52
      10.001 - 10.500                                  4                $145,255                  0.18
      10.501 - 11.000                                 27                $945,578                  1.18
      11.001 - 11.500                                 13                $471,956                  0.59
      11.501 - 12.000                                 29              $1,017,952                  1.27
      12.001 - 12.500                                  3                $222,983                  0.28
      12.501 - 13.000                                  5                $141,104                  0.18
      13.001 - 13.500                                  5                $250,040                  0.31
      13.501 - 14.000                                  1                 $11,576                  0.01
      Greater than 14.000                              3                $187,107                  0.23
      --------------------------------------------------------------------------------------------------
      Total                                          311             $79,906,835                   100 %
      ==================================================================================================

Months Remaining to Maturity

      Months Remaining                    Number of            Aggregate             % of Aggregate
      to Maturity                         Mortgage Loans       Principal Balance     Principal Balance
      --------------------------------------------------------------------------------------------------
      1 - 120                                          1                 $13,021                  0.02
      121 - 180                                       94              $7,366,203                  9.22
      181 - 300                                       16              $2,106,383                  2.64
      301 - 360                                      200             $70,421,228                 88.13
      --------------------------------------------------------------------------------------------------
      Total                                          311             $79,906,835                   100 %
      ==================================================================================================


Loan-to-Value Ratios


      Range of                            Number of            Aggregate             % of Aggregate
      Loan-to-Value Ratios (%) (1)        Mortgage Loans       Principal Balance     Principal Balance
      --------------------------------------------------------------------------------------------------
      50.00 or Less                                    7              $2,338,939                  2.93 %
      50.01-55.00                                      2                $865,264                  1.08
      55.01-60.00                                      6              $2,669,939                  3.34
      60.01-65.00                                      8              $2,967,427                  3.71
      65.01-70.00                                     32             $10,435,236                 13.06
      70.01-75.00                                     41             $12,321,829                 15.42
      75.01-80.00                                     48             $16,801,276                 21.03
      80.01-85.00                                     27              $9,573,479                 11.98
      85.01-90.00                                     41             $13,042,033                 16.32
      90.01-95.00                                     10              $2,964,370                  3.71
      95.01-100.00                                    89              $5,927,044                  7.42
      --------------------------------------------------------------------------------------------------
      Total                                          311             $79,906,835                    100 %
      ==================================================================================================


                                               CWABS 2003-2
                                                 Group 4

State Distribution of Mortgaged Properties

                                          Number of            Aggregate             % of Aggregate
      State                               Mortgage Loans       Principal Balance     Principal Balance
      --------------------------------------------------------------------------------------------------
      Alabama                                          2                 $76,898                   0.1 %
      Arizona                                          4                $792,949                   0.99
      Arkansas                                         1                 $64,045                   0.08
      California                                     128             $41,179,067                  51.53
      Colorado                                         4              $1,051,514                   1.32
      Connecticut                                      1                $374,321                   0.47
      Florida                                         14              $3,708,123                   4.64
      Georgia                                          2                $391,677                   0.49
      Hawaii                                           2                $560,759                   0.7
      Idaho                                            4              $1,027,240                   1.29
      Indiana                                          3                 $80,711                   0.1
      Kansas                                           1                 $28,392                   0.04
      Kentucky                                         3                 $78,923                   0.1
      Louisiana                                        4                $560,325                   0.7
      Maine                                            2                $515,497                   0.65
      Maryland                                         4                $724,910                   0.91
      Massachusetts                                    6              $1,844,108                   2.31
      Michigan                                         7              $1,573,601                   1.97
      Minnesota                                        1                $692,944                   0.87
      Mississippi                                      2                $655,655                   0.82
      Missouri                                         2                 $52,533                   0.07
      Nebraska                                         1                 $46,136                   0.06
      Nevada                                           1                 $26,805                   0.03
      New Hampshire                                    1                 $25,860                   0.03
      New Jersey                                       6              $2,025,946                   2.54
      New York                                        34              $8,800,983                  11.01
      North Carolina                                   3                 $97,714                   0.12
      North Dakota                                     1                 $14,404                   0.02
      Ohio                                             6              $1,425,713                   1.78
      Oklahoma                                         1                 $49,773                   0.06
      Oregon                                           7                $973,334                   1.22
      Pennsylvania                                     5              $1,166,406                   1.46
      South Dakota                                     1                 $28,201                   0.04
      Tennessee                                        5              $1,564,460                   1.96
      Texas                                           10              $3,066,643                   3.84
      Utah                                            10              $1,055,879                   1.32
      Virginia                                         7              $1,305,141                   1.63
      Washington                                      14              $2,176,626                   2.72
      Wisconsin                                        1                 $22,622                   0.03
      --------------------------------------------------------------------------------------------------
      Total                                          311             $79,906,835                    100 %
      ==================================================================================================


                                               CWABS 2003-2
                                                 Group 4

Range of FICO Credit Scores

                                          Number of            Aggregate             % of Aggregate
      Range of Fico Credit Scores         Mortgage Loans       Principal Balance     Principal Balance
      --------------------------------------------------------------------------------------------------
      801 - 820                                        2                $681,908                   0.85 %
      781 - 800                                        2                $929,043                   1.16
      761 - 780                                        6              $1,986,222                   2.49
      741 - 760                                        2                $128,430                   0.16
      721 - 740                                        4                $965,229                   1.21
      701 - 720                                        9              $2,108,630                   2.64
      681 - 700                                       18              $5,299,936                   6.63
      661 - 680                                       32              $7,648,906                   9.57
      641 - 660                                       46              $9,324,904                  11.67
      621 - 640                                       55             $13,112,941                  16.41
      601 - 620                                       59             $16,484,729                  20.63
      581 - 600                                       37             $11,880,247                  14.87
      561 - 580                                       20              $5,992,979                   7.5
      541 - 560                                       12              $2,445,367                   3.06
      521 - 540                                        5                $675,680                   0.85
      501 - 520                                        1                $197,016                   0.25
      500 or less                                      1                 $44,667                   0.06
      --------------------------------------------------------------------------------------------------
      Total                                          311             $79,906,835                    100 %
      ==================================================================================================


Types of Mortgaged Properties

                                          Number of            Aggregate             % of Aggregate
      Description                         Mortgage Loans       Principal Balance     Principal Balance
      --------------------------------------------------------------------------------------------------
      Single Family Residence                        258             $65,194,063                  81.59 %
      Planned Unit Development                        38             $12,212,606                  15.28
      2 Family Residence                               5              $1,344,601                   1.68
      Condominium                                     10              $1,155,566                   0.91
      --------------------------------------------------------------------------------------------------
      Total                                          311             $79,906,835                    100 %
      ==================================================================================================



Purpose of Mortgage Loan

                                          Number of            Aggregate             % of Aggregate
      Description                         Mortgage Loans       Principal Balance     Principal Balance
      --------------------------------------------------------------------------------------------------
      Refinance (Cash Out)                           181             $57,680,822                  72.19 %
      Refinance (Rate/Term)                           31             $11,794,441                  14.76
      Purchase                                        99             $10,431,572                  13.05
      --------------------------------------------------------------------------------------------------
      Total                                          311             $79,906,835                    100 %
      ==================================================================================================


                                               CWABS 2003-2
                                                 Group 4

Occupancy Types

                                          Number of            Aggregate             % of Aggregate
      Occupancy Type                      Mortgage Loans       Principal Balance     Principal Balance
      --------------------------------------------------------------------------------------------------
      Owner Occupied                                 310             $79,849,176                  99.93 %
      Non-owner Occupied                               1                 $57,659                   0.07
      --------------------------------------------------------------------------------------------------
      Total                                          311             $79,906,835                    100 %
      ==================================================================================================



Document Types

                                          Number of            Aggregate             % of Aggregate
      Document Type                       Mortgage Loans       Principal Balance     Principal Balance
      --------------------------------------------------------------------------------------------------
      Full Documentation                             245             $59,822,946                  74.87 %
      Stated                                          63             $19,203,471                  24.03
      Simple                                           3                $880,418                   1.1
      --------------------------------------------------------------------------------------------------
      Total                                          311             $79,906,835                   100 %
      ==================================================================================================

                                                       EXHIBIT 2

      THE                                          Distribution Date:   9/27/04
     BANK OF
       NEW
      YORK
101 Barclay St., 8W
New York, NY 10286
                                                       Countrywide Home Loans
Officer:    Courtney Bartholomew                      Asset Backed Certificates
            212-815-3236                                    Series 2003-02
Associate:  AnnMarie Cassano
            212-815-8318



                                     Certificateholder Monthly Distribution Summary

------------------------------------------------------------------------------------------------------------------------
                                        Certificate                         Pass
                           Class           Rate            Beginning       Through      Principal          Interest
Class       Cusip       Description        Type             Balance        Rate (%)    Distribution      Distribution
------------------------------------------------------------------------------------------------------------------------
  1A      126671YQ3       Senior        Var-Act/360     361,118,631.36      1.72      27,249,829.06       553,715.23
 2A1      126671YR1       Senior        Var-Act/360               0.00      1.68               0.00             0.00
 2A2      126671YS9       Senior        Fix-30/360       21,126,068.82      2.30      21,126,068.82        40,597.26
 2A3      126671YT7       Senior        Fix-30/360      151,668,000.00      2.85       1,133,951.46       361,349.01
 2A4      126671YU4       Senior        Fix-30/360       69,083,000.00      3.95               0.00       227,455.78
 2A5      126671YV2       Senior        Fix-30/360       71,721,000.00      4.90               0.00       293,279.12
 2A6      126671YW0       Senior        Fix-30/360       72,500,000.00      4.26               0.00       257,435.42
  3A      126671YX8       Senior        Var-Act/360     209,273,392.76      1.86      17,354,150.61       346,928.78
  4A      126671YY6       Senior        Fix-30/360       70,587,998.15      3.87       3,441,864.93       227,705.12
  P       126671A30       Senior        Fix-30/360              100.00      0.00               0.00     1,602,112.81
  C       126671A22      Strip IO       Fix-30/360    1,236,578,091.09      0.00               0.00     3,091,249.02
  AR      126671A48       Senior        Fix-30/360                0.00      0.00               0.00             0.00
------------------------------------------------------------------------------------------------------------------------
  M1      126671YZ3      Mezzanine      Var-Act/360      94,275,000.00      2.31               0.00       193,997.00
  M2      126671ZA7      Mezzanine      Var-Act/360      78,563,000.00      3.26               0.00       228,007.28
  M3      126671ZC3      Mezzanine      Var-Act/360      18,855,000.00      4.81               0.00        80,699.40
  B       126671ZB5       Junior        Var-Act/360       7,332,000.00      5.11               0.00        33,336.16
------------------------------------------------------------------------------------------------------------------------
Totals                                                1,226,103,191.09                70,305,864.88     7,537,867.39
------------------------------------------------------------------------------------------------------------------------

The Class C interest distribution includes $1.85 investment earnings for the fixed carryover reserve fund.


--------------------------------------------------------------------------------------
                                            Current                       Cumulative
                            Total          Realized          Ending        Realized
Class       Cusip        Distribution       Losses          Balance         Losses
--------------------------------------------------------------------------------------
  1A      126671YQ3      27,803,544.29        0.00       333,868,802.30      0.00
 2A1      126671YR1               0.00        0.00                 0.00      0.00
 2A2      126671YS9      21,166,666.08        0.00                 0.00      0.00
 2A3      126671YT7       1,495,300.47        0.00       150,534,048.54      0.00
 2A4      126671YU4         227,455.78        0.00        69,083,000.00      0.00
 2A5      126671YV2         293,279.12        0.00        71,721,000.00      0.00
 2A6      126671YW0         257,435.42        0.00        72,500,000.00      0.00
  3A      126671YX8      17,701,079.39        0.00       191,919,242.15      0.00
  4A      126671YY6       3,669,570.04        0.00        67,146,133.22      0.00
  P       126671A30       1,602,112.81        0.00               100.00      0.00
  C       126671A22       3,091,249.02        0.00     1,166,272,226.22      0.00
  AR      126671A48               0.00        0.00                 0.00      0.00
--------------------------------------------------------------------------------------
  M1      126671YZ3         193,997.00        0.00        94,275,000.00      0.00
  M2      126671ZA7         228,007.28        0.00        78,563,000.00      0.00
  M3      126671ZC3          80,699.40        0.00        18,855,000.00      0.00
  B       126671ZB5          33,336.16        0.00         7,332,000.00      0.00
--------------------------------------------------------------------------------------
Totals                   77,843,732.26        0.00     1,155,797,326.21      0.00
--------------------------------------------------------------------------------------



      THE                                           Distribution Date:   9/27/04
     BANK OF
       NEW
      YORK
101 Barclay St., 8W
New York, NY 10286
                                                       Countrywide Home Loans
Officer:    Courtney Bartholomew                      Asset Backed Certificates
            212-815-3236                                    Series 2003-02
Associate:  AnnMarie Cassano
            212-815-8318



                                              Principal Distribution Detail

---------------------------------------------------------------------------------------------------------------------------------
                             Original            Beginning          Scheduled                    Unscheduled            Net
                            Certificate         Certificate         Principal      Accretion      Principal          Principal
Class       Cusip            Balance              Balance          Distribution    Principal     Adjustments        Distribution
---------------------------------------------------------------------------------------------------------------------------------
  1A      126671YQ3       710,425,000.00       361,118,631.36      27,249,829.06                     0.00          27,249,829.06
 2A1      126671YR1       244,620,000.00                 0.00               0.00                     0.00                   0.00
 2A2      126671YS9        46,533,000.00        21,126,068.82      21,126,068.82                     0.00          21,126,068.82
 2A3      126671YT7       151,668,000.00       151,668,000.00       1,133,951.46                     0.00           1,133,951.46
 2A4      126671YU4        69,083,000.00        69,083,000.00               0.00                     0.00                   0.00
 2A5      126671YV2        71,721,000.00        71,721,000.00               0.00                     0.00                   0.00
 2A6      126671YW0        72,500,000.00        72,500,000.00               0.00                     0.00                   0.00
  3A      126671YX8       412,906,000.00       209,273,392.76      17,354,150.61                     0.00          17,354,150.61
  4A      126671YY6       116,519,000.00        70,587,998.15       3,441,864.93                     0.00           3,441,864.93
  P       126671A30               100.00               100.00               0.00                     0.00                   0.00
  C       126671A22     2,095,000,200.00     1,236,578,091.09               0.00                     0.00                   0.00
  AR      126671A48               100.00                 0.00               0.00                     0.00                   0.00
---------------------------------------------------------------------------------------------------------------------------------
  M1      126671YZ3        94,275,000.00        94,275,000.00               0.00                     0.00                   0.00
  M2      126671ZA7        78,563,000.00        78,563,000.00               0.00                     0.00                   0.00
  M3      126671ZC3        18,855,000.00        18,855,000.00               0.00                     0.00                   0.00
  B       126671ZB5         7,332,000.00         7,332,000.00               0.00                     0.00                   0.00
---------------------------------------------------------------------------------------------------------------------------------
Totals                  2,095,000,200.00     1,226,103,191.09      70,305,864.88                     0.00          70,305,864.88
---------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------
                            Current            Ending             Ending
                           Realized         Certificate        Certificate
Class       Cusip           Losses            Balance             Factor
-----------------------------------------------------------------------------
  1A      126671YQ3          0.00         333,868,802.30      0.46995643777
 2A1      126671YR1          0.00                   0.00      0.00000000000
 2A2      126671YS9          0.00                   0.00      0.00000000000
 2A3      126671YT7          0.00         150,534,048.54      0.99252346273
 2A4      126671YU4          0.00          69,083,000.00      1.00000000000
 2A5      126671YV2          0.00          71,721,000.00      1.00000000000
 2A6      126671YW0          0.00          72,500,000.00      1.00000000000
  3A      126671YX8          0.00         191,919,242.15      0.46480129170
  4A      126671YY6          0.00          67,146,133.22      0.57626767497
  P       126671A30          0.00                 100.00      1.00000000000
  C       126671A22          0.00       1,166,272,226.22      0.55669313359
  AR      126671A48          0.00                   0.00      0.00000000000
-----------------------------------------------------------------------------
  M1      126671YZ3          0.00          94,275,000.00      1.00000000000
  M2      126671ZA7          0.00          78,563,000.00      1.00000000000
  M3      126671ZC3          0.00          18,855,000.00      1.00000000000
  B       126671ZB5          0.00           7,332,000.00      1.00000000000
-----------------------------------------------------------------------------
Totals                       0.00       1,155,797,326.21
-----------------------------------------------------------------------------

      THE                                          Distribution Date:   9/27/04
     BANK OF
       NEW
      YORK
101 Barclay St., 8W
New York, NY 10286
                                                       Countrywide Home Loans
Officer:    Courtney Bartholomew                      Asset Backed Certificates
            212-815-3236                                    Series 2003-02
Associate:  AnnMarie Cassano
            212-815-8318


                                              Interest Distribution Detail


-----------------------------------------------------------------------------------------------------------------------------------
            Beginning        Pass          Accrued   Cumulative                Total          Net       Unscheduled
            Certificate     Through        Optimal     Unpaid    Deferred    Interest      Prepayment     Interest       Interest
Class         Balance       Rate (%)      Interest    Interest   Interest       Due       Int Shortfall   Adjustment       Paid
-----------------------------------------------------------------------------------------------------------------------------------
  1A       361,118,631.36  1.725000     553,715.23     0.00         0.       553,715.23       0.00            0.00      553,715.23
 2A1                 0.00  1.685000           0.00     0.00         0.             0.00       0.00            0.00            0.00
 2A2        21,126,068.82  2.306000      40,597.26     0.00         0.        40,597.26       0.00            0.00       40,597.26
 2A3       151,668,000.00  2.859000     361,349.01     0.00         0.       361,349.01       0.00            0.00      361,349.01
 2A4        69,083,000.00  3.951000     227,455.78     0.00         0.       227,455.78       0.00            0.00      227,455.78
 2A5        71,721,000.00  4.907000     293,279.12     0.00         0.       293,279.12       0.00            0.00      293,279.12
 2A6        72,500,000.00  4.261000     257,435.42     0.00         0.       257,435.42       0.00            0.00      257,435.42
  3A       209,273,392.76  1.865000     346,928.78     0.00         0.       346,928.78       0.00            0.00      346,928.78
  4A        70,587,998.15  3.871000     227,705.12     0.00         0.       227,705.12       0.00            0.00      227,705.12
  P                100.00  0.000000           0.00     0.00         0.             0.00       0.00            0.00    1,602,112.81
  C      1,236,578,091.09  0.000000           0.00     0.00         0.             0.00       0.00            0.00    3,091,249.02
  AR                 0.00  0.000000           0.00     0.00         0.             0.00       0.00            0.00            0.00
-----------------------------------------------------------------------------------------------------------------------------------
  M1        94,275,000.00  2.315000     193,997.00     0.00         0.       193,997.00       0.00            0.00      193,997.00
  M2        78,563,000.00  3.265000     228,007.28     0.00         0.       228,007.28       0.00            0.00      228,007.28
  M3        18,855,000.00  4.815000      80,699.40     0.00         0.        80,699.40       0.00            0.00       80,699.40
  B          7,332,000.00  5.115000      33,336.16     0.00         0.        33,336.16       0.00            0.00       33,336.16
-----------------------------------------------------------------------------------------------------------------------------------
Totals   1,226,103,191.09             2,844,505.56     0.00         0.     2,844,505.56       0.00            0.00    7,537,867.39
-----------------------------------------------------------------------------------------------------------------------------------

                                                         Page 3


      THE                                          Distribution Date:   9/27/04
     BANK OF
       NEW
      YORK
101 Barclay St., 8W
New York, NY 10286
                                                       Countrywide Home Loans
Officer:    Courtney Bartholomew                      Asset Backed Certificates
            212-815-3236                                    Series 2003-02
Associate:  AnnMarie Cassano
            212-815-8318


                                               Current Payment Information
                                                   Factors per $1,000
----------------------------------------------------------------------------------------------------------------------------------
                             Original        Beginning Cert.                                               Ending Cert.     Pass
                           Certificate           Notional        Principal          Interest                Notional       Through
Class       Cusip            Balance             Balance       Distribution       Distribution              Balance        Rate (%)
----------------------------------------------------------------------------------------------------------------------------------
  1A      126671YQ3       710,425,000.00      508.313518473    38.357080701              0.779414062      469.956437772   1.725000
 2A1      126671YR1       244,620,000.00        0.000000000     0.000000000              0.000000000        0.000000000   1.685000
 2A2      126671YS9        46,533,000.00      454.001865779   454.001865779              0.872440252        0.000000000   2.306000
 2A3      126671YT7       151,668,000.00    1,000.000000000     7.476537274              2.382500000      992.523462726   2.859000
 2A4      126671YU4        69,083,000.00    1,000.000000000     0.000000000              3.292500000    1,000.000000000   3.951000
 2A5      126671YV2        71,721,000.00    1,000.000000000     0.000000000              4.089166667    1,000.000000000   4.907000
 2A6      126671YW0        72,500,000.00    1,000.000000000     0.000000000              3.550833333    1,000.000000000   4.261000
  3A      126671YX8       412,906,000.00      506.830592826    42.029301126              0.840212494      464.801291700   1.865000
  4A      126671YY6       116,519,000.00      605.806762393    29.539087419              1.954231648      576.267674975   3.871000
  P       126671A30               100.00    1,000.000000000     0.000000000     16,021,128.100000001    1,000.000000000   0.000000
  C       126671A22     2,095,000,200.00      590.252015771     0.000000000              1.475536387      556.693133595   0.000000
  AR      126671A48               100.00        0.000000000     0.000000000              0.000000000        0.000000000   0.000000
----------------------------------------------------------------------------------------------------------------------------------
  M1      126671YZ3        94,275,000.00    1,000.000000000     0.000000000              2.057777778    1,000.000000000   2.315000
  M2      126671ZA7        78,563,000.00    1,000.000000000     0.000000000              2.902222222    1,000.000000000   3.265000
  M3      126671ZC3        18,855,000.00    1,000.000000000     0.000000000              4.280000000    1,000.000000000   4.815000
  B       126671ZB5         7,332,000.00    1,000.000000000     0.000000000              4.546666667    1,000.000000000   5.115000
----------------------------------------------------------------------------------------------------------------------------------
Totals                  2,095,000,200.00      585.252063981    33.558882181              3.598027050      551.693181800
----------------------------------------------------------------------------------------------------------------------------------

THE
BANK OF
NEW
YORK
101 Barclay St., 8W
New York, NY 10286
                                                                  Countrywide Home Loans
Officer:    Courtney Bartholomew                                 Asset Backed Certificates
            212-815-3236                                               Series 2003-02
Associate:  AnnMarie Cassano
            212-815-8318


-------------------------------------------------------------------------------
Pool Level Data

Distribution Date                                                     9/27/04
Cut-off Date                                                          4/ 1/03
Determination Date                                                    9/ 1/04
Accrual Period 30/360                                 Begin           8/ 1/04
                                                      End             9/ 1/04
Number of Days in 30/360 Accrual Period                                    30

Accrual Period Actual Days                            Begin           8/26/04
                                                      End             9/27/04
Number of Days in Actual Accrual Period                                    32
-------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------------
                     Collateral Information                      Group 1                   Group 2                    Group 3
---------------------------------------------------------------------------------------------------------------------------------
Cut-Off Date Balance                                         784,999,989.11            724,999,748.11             456,249,884.97

Beginning Aggregate Pool Stated Principal Balance            440,191,218.89            457,955,552.63             255,082,674.24
Ending Aggregate Pool Stated Principal Balance               412,940,751.47            435,695,839.63             237,728,799.92

Beginning Aggregate Loan Count                                         2921                      3177                       1127
Loans Paid Off or Otherwise Removed Pursuant to PSA                     161                       137                         73
Ending Aggregate Loan Count                                            2760                      3040                       1054

Beginning Weighted Average Loan Rate (WAC)                        7.539541%                 7.418350%                  7.468156%
Ending Weighted Average Loan Rate (WAC)                           7.544144%                 7.418078%                  7.460218%

Beginning Net Weighted Average Loan Rate                          5.517938%                 6.066082%                  5.849424%
Ending Net Weighted Average Loan Rate                             5.522412%                 6.059798%                  5.862332%

Weighted Average Maturity (WAM) (Months)                                341                       325                        338

Servicer Advances                                                283,505.89                158,869.20                 165,797.69

Aggregate Pool Prepayment                                     26,634,499.62             21,687,595.36              17,061,966.43
Pool Prepayment Rate (CPR)                                          53.0956                   44.2901                    56.6193
---------------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------------
                     Collateral Information                                     Group 4                        Total
---------------------------------------------------------------------------------------------------------------------------------
Cut-Off Date Balance                                                       128,747,388.30                    2,094,997,010.49

Beginning Aggregate Pool Stated Principal Balance                           83,348,645.33                    1,236,578,091.09
Ending Aggregate Pool Stated Principal Balance                              79,906,835.20                    1,166,272,226.22

Beginning Aggregate Loan Count                                                        328                                7553
Loans Paid Off or Otherwise Removed Pursuant to PSA                                    17                                 388
Ending Aggregate Loan Count                                                           311                                7165
---------------------------------------------------------------------------------------------------------------------------------


THE
BANK OF
NEW
YORK
101 Barclay St., 8W
New York, NY 10286
                                                                  Countrywide Home Loans
Officer:    Courtney Bartholomew                                 Asset Backed Certificates
            212-815-3236                                               Series 2003-02
Associate:  AnnMarie Cassano
            212-815-8318




---------------------------------------------------------------------------------------------------------------------------------
                     Collateral Information                                     Group 4                        Total
---------------------------------------------------------------------------------------------------------------------------------
Beginning Weighted Average Loan Rate (WAC)                                    7.147822%                          7.453531%
Ending Weighted Average Loan Rate (WAC)                                       7.128828%                          7.451486%

Beginning Net Weighted Average Loan Rate                                      6.030967%                          5.823897%
Ending Net Weighted Average Loan Rate                                         6.018283%                          5.826431%

Weighted Average Maturity (WAM) (Months)                                           325                                 333

Servicer Advances                                                             28,083.28                         636,256.06

Aggregate Pool Prepayment                                                  3,355,890.35                      68,739,951.76
Pool Prepayment Rate (CPR)                                                      38.9621                            49.9018
---------------------------------------------------------------------------------------------------------------------------------

THE
BANK OF
NEW
YORK
101 Barclay St., 8W
New York, NY 10286
                                                                  Countrywide Home Loans
Officer:    Courtney Bartholomew                                 Asset Backed Certificates
            212-815-3236                                               Series 2003-02
Associate:  AnnMarie Cassano
            212-815-8318



----------------------------------------------------------------------------------------------------------------------------------
      Delinquency Information                    Group 1                        Group 2                        Group 3
----------------------------------------------------------------------------------------------------------------------------------
30-59 Days         Balance            13,736,712.46    3.326558%      7,928,262.04     1.819678%     6,681,983.93      2.810759%
                   # of loans                    96    3.478261%                65     2.138158%               40      3.795066%

60-89 Days         Balance             2,900,143.76    0.702315%      1,476,087.44     0.338789%       929,327.05      0.390919%
                   # of loans                    18    0.652174%                10     0.328947%                8      0.759013%

90+ Days           Balance             1,368,890.66    0.331498%        669,416.07     0.153643%     2,219,852.11      0.933775%
                   # of loans                    12    0.434783%                 7     0.230263%               12      1.138520%
-----------------------------         --------------------------     ---------------------------     ---------------------------
Total              Balance            18,005,746.88    4.360371%     10,073,765.55     2.312110%     9,831,163.09      4.135453%
                   # of loans                   126    4.565217%                82     2.697368%               60      5.692600%

----------------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------------
          Delinquency Information                            Group 4                                     Total
----------------------------------------------------------------------------------------------------------------------------------
30-59 Days             Balance                        68,737.09       0.086022%           28,415,695.52             2.436455%
                       # of loans                             2       0.643087%                     203             2.833217%

60-89 Days             Balance                       240,966.18       0.301559%            5,546,524.43             0.475577%
                       # of loans                             2       0.643087%                      38             0.530356%

90+ Days               Balance                     1,420,939.63       1.778245%            5,679,098.47             0.486945%
                       # of loans                             5       1.607717%                      36             0.502442%
---------------------------------                  ----------------------------           ----------------------------------------
Total                  Balance                     1,730,642.90       2.165826%           39,641,318.42             3.398976%
                       # of loans                             9       2.893891%                     277             3.866015%
----------------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------------
      Foreclosure Information                     Group 1                      Group 2                          Group 3
----------------------------------------------------------------------------------------------------------------------------------
30-59 Days         Balance              276,986.83     0.067077%       173,516.38      0.039825%             0.00      0.000000%
                   # of loans                    1     0.036232%                1      0.032895%                0      0.000000%

60-89 Days         Balance            3,192,827.58     0.773193%     1,493,036.24      0.342679%     1,137,013.59      0.478282%
                   # of loans                   25     0.905797%               13      0.427632%                6      0.569260%

90+ Days           Balance            6,304,855.53     1.526818%     3,683,425.02      0.845412%     3,945,629.98      1.659719%
                   # of loans                   41     1.485507%               35      1.151316%               27      2.561670%
-----------------------------         -------------------------      --------------------------      ---------------------------
Total              Balance            9,774,669.94     2.367088%     5,349,977.64      1.227916%     5,082,643.57      2.138001%
                   # of loans                   67     2.427536%               49      1.611842%               33      3.130930%
----------------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------------
           Foreclosure Information                         Group 4                                      Total
----------------------------------------------------------------------------------------------------------------------------------
30-59 Days             Balance                     0.00               0.000000%           450,503.21                0.038628%
                       # of loans                  0                  0.000000%                    2                0.027913%
----------------------------------------------------------------------------------------------------------------------------------

THE
BANK OF
NEW
YORK
101 Barclay St., 8W
New York, NY 10286
                                                                  Countrywide Home Loans
Officer:    Courtney Bartholomew                                 Asset Backed Certificates
            212-815-3236                                               Series 2003-02
Associate:  AnnMarie Cassano
            212-815-8318


----------------------------------------------------------------------------------------------------------------------------------
           Foreclosure Information                         Group 4                                      Total
----------------------------------------------------------------------------------------------------------------------------------
60-89 Days             Balance                             0.00       0.000000%            5,822,877.41             0.499273%
                       # of loans                             0       0.000000%                      44             0.614096%

90+ Days               Balance                     1,390,529.49       1.740188%           15,324,440.02             1.313968%
                       # of loans                             4       1.286174%                     107             1.493371%
---------------------------------                  ----------------------------           -----------------------------------
Total                  Balance                     1,390,529.49       1.740188%           21,597,820.64             1.851868%
                       # of loans                             4       1.286174%                     153             2.135380%
----------------------------------------------------------------------------------------------------------------------------------

THE
BANK OF
NEW
YORK
101 Barclay St., 8W
New York, NY 10286
                                                                  Countrywide Home Loans
Officer:    Courtney Bartholomew                                 Asset Backed Certificates
            212-815-3236                                               Series 2003-02
Associate:  AnnMarie Cassano
            212-815-8318



----------------------------------------------------------------------------------------------------------------------------------
       Bankruptcy Information                    Group 1                        Group 2                        Group 3
----------------------------------------------------------------------------------------------------------------------------------
30-59 Days         Balance              553,836.92     0.134120%       337,148.08      0.077382%        63,587.43      0.026748%
                   # of loans                    3     0.000000%                2      0.000000%                1      0.000000%

60-89 Days         Balance               88,738.98     0.021490%             0.00      0.000000%       136,562.69      0.057445%
                   # of loans                    1     0.000000%                0      0.000000%                1      0.000000%

90+ Days           Balance            4,475,853.36     1.083897%     2,223,826.08      0.510408%     2,449,094.77      1.030205%
                   # of loans                   33     0.000000%               15      0.000000%               19      0.000000%
-----------------------------         --------------------------     ---------------------------     ---------------------------
Total              Balance            5,118,429.26     1.239507%     2,560,974.16      0.587789%     2,649,244.89      1.114398%
                   # of loans                   37     0.000000%               17      0.000000%               21      0.000000%
----------------------------------------------------------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------------------------------------
            Bankruptcy Information                         Group 4                                      Total
----------------------------------------------------------------------------------------------------------------------------------
30-59 Days             Balance                           0.00         0.000000%              954,572.43             0.081848%
                       # of loans                           0         0.000000%                       6             0.083740%

60-89 Days             Balance                           0.00         0.000000%              225,301.67             0.019318%
                       # of loans                           0         0.000000%                       2             0.027913%

90+ Days               Balance                     249,709.13         0.312500%            9,398,483.34             0.805857%
                       # of loans                           4         0.000000%                      71             0.990928%

Total                  Balance                     249,709.13         0.312500%           10,578,357.44             0.907023%
                       # of loans                           4         0.000000%                      79             1.102582%
----------------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------------
               REO Information                    Group 1                        Group 2                        Group 3
----------------------------------------------------------------------------------------------------------------------------------
30-59 Days         Balance                    0.00     0.000000%             0.00      0.000000%             0.00      0.000000%
                   # of loans                    0     0.000000%                0      0.000000%                0      0.000000%

60-89 Days         Balance                    0.00     0.000000%             0.00      0.000000%             0.00      0.000000%
                   # of loans                    0     0.000000%                0      0.000000%                0      0.000000%

90+ Days           Balance            4,872,748.07     1.180011%     2,459,609.14      0.564524%     3,461,973.54      1.456270%
                   # of loans                   32     0.000000%               22      0.000000%               19      0.000000%
-----------------------------         --------------------------     --------------------------      ----------------------------
Total              Balance            4,872,748.07     1.180011%     2,459,609.14      0.564524%     3,461,973.54      1.456270%
                   # of loans                   32     0.000000%               22      0.000000%               19      0.000000%
----------------------------------------------------------------------------------------------------------------------------------




----------------------------------------------------------------------------------------------------------------------------------
                     REO Information                         Group 4                                      Total
----------------------------------------------------------------------------------------------------------------------------------
30-59 Days             Balance                     0.00               0.000000%           0.00                      0.000000%
                       # of loans                     0               0.000000%              0                      0.000000%

60-89 Days             Balance                     0.00               0.000000%           0.00                      0.000000%
----------------------------------------------------------------------------------------------------------------------------------

THE
BANK OF
NEW
YORK
101 Barclay St., 8W
New York, NY 10286
                                                                  Countrywide Home Loans
Officer:    Courtney Bartholomew                                 Asset Backed Certificates
            212-815-3236                                               Series 2003-02
Associate:  AnnMarie Cassano
            212-815-8318



----------------------------------------------------------------------------------------------------------------------------------
                     REO Information                         Group 4                                      Total
----------------------------------------------------------------------------------------------------------------------------------

                       # of loans                           0         0.000000%                       0             0.000000%

90+ Days               Balance                     321,204.14         0.401973%           11,115,534.89             0.953082%
                       # of loans                           1         0.000000%                      74             1.032798%
---------------------------------                  ---------------------------            -----------------------------------
Total                  Balance                     321,204.14         0.401973%           11,115,534.89             0.953082%
                       # of loans                           1         0.000000%                      74             1.032798%
----------------------------------------------------------------------------------------------------------------------------------

THE
BANK OF
NEW
YORK
101 Barclay St., 8W
New York, NY 10286
                                                                  Countrywide Home Loans
Officer:    Courtney Bartholomew                                 Asset Backed Certificates
            212-815-3236                                               Series 2003-02
Associate:  AnnMarie Cassano
            212-815-8318


-----------------------------------------------------------------------------------------------------------------------
                                            Aggregate Book Value/Loss Info
-----------------------------------------------------------------------------------------------------------------------
                                                   Group 1                    Group 2                 Group 3
Book Value of all REO Loans                           0.00                       0.00                    0.00
Percentage of Total Pool Balance                 0.000000%                  0.000000%               0.000000%

Current Realized Losses                           1,072.20                      47.12                   0.00
Additional (Gains)/Losses                        (3,947.20)                      0.00                   0.00
Cumulative Losses                               121,542.32                   9,633.09             206,560.97
-----------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------
                                            Aggregate Book Value/Loss Info
-----------------------------------------------------------------------------------------------------------------------
                                                                                         Group 4
Book Value of all REO Loans                                                                 0.00
Percentage of Total Pool Balance                                                       0.000000%

Current Realized Losses                                                                     0.00
Additional (Gains)/Losses                                                                   0.00
Cumulative Losses                                                                      76,873.85
-----------------------------------------------------------------------------------------------------------------------




               -----------------------------------------------------------------------------------
                 Certificate Account - Deposits
               -----------------------------------------------------------------------------------
                 Beginning Balance                                                 -1,534,979.33

                 Payments of Interest and Principal                                77,498,222.96
                 Liquidation Proceeds                                                 407,099.69
                 All Other Proceeds                                                         0.00
                 Other Amounts                                                              0.00
                 Total Deposits                                                    77,905,322.65
               -----------------------------------------------------------------------------------
                 Certificate Account - Withdrawals

                 Reimbursement of Servicer Advances                                         0.00
                 Payment of Master Servicer Fees                                      444,364.71
                 Payment of Sub Servicer Fees                                          63,066.91
                 Payment of Other Fees                                                 63,066.91
                 Payment of Insurance Premium(s)                                       68,494.86
                 Payment of Personal Mortgage Insurance                             1,091,725.76
                 Other Permitted Withdrawals per the PSA                                    0.00
               -----------------------------------------------------------------------------------


                                                            Page 7

THE
BANK OF
NEW
YORK
101 Barclay St., 8W
New York, NY 10286
                                                                  Countrywide Home Loans
Officer:    Courtney Bartholomew                                 Asset Backed Certificates
            212-815-3236                                               Series 2003-02
Associate:  AnnMarie Cassano
            212-815-8318


                     ---------------------------------------------------------------------------
                        Certificate Account - Withdrawals
                     ---------------------------------------------------------------------------
                        Payment of Principal and Interest                      77,843,732.27

                        Total Withdrawals                                      79,574,451.43

                        Ending Balance                                         -3,141,041.19
                     ---------------------------------------------------------------------------

THE
BANK OF
NEW
YORK
101 Barclay St., 8W
New York, NY 10286
                                                                  Countrywide Home Loans
Officer:    Courtney Bartholomew                                 Asset Backed Certificates
            212-815-3236                                               Series 2003-02
Associate:  AnnMarie Cassano
            212-815-8318


-------------------------------------------------------------------------------------------------------------------------
                                           PPIS/Compensating Interest Detail
-------------------------------------------------------------------------------------------------------------------------
                                                            Group 1                        Group 2              Group 3
Total Gross Prepayment Interest Shortfall                   26,228.72                     19,597.47            22,696.87
Compensation for Gross PPIS from Servicing Fees             26,228.72                     19,597.47            22,696.87
Other Gross PPIS Compensation                                    0.00                          0.00                 0.00
-------------------------------------------------           ---------                     ---------            ---------
Total Net PPIS (Non-Supported PPIS)                              0.00                          0.00                -0.00
---------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------
                                                                                                        Group 4
Total Gross Prepayment Interest Shortfall                                                               2,353.11
Compensation for Gross PPIS from Servicing Fees                                                         2,353.11
Other Gross PPIS Compensation                                                                               0.00
-------------------------------------------------                                                       ---------
Total Net PPIS (Non-Supported PPIS)                                                                         0.00
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
                                                Reserve Fund Information
---------------------------------------------------------------------------------------------------------------------------
                                                                 Principal Reserve Fund

Beginning Balance                                                                100.00
Deposits                                                                           0.00
Accrued Interest                                                                   0.00
Withdrawals                                                                        0.00
Ending Balance                                                                   100.00
---------------------------------------------------------------------------------------------------------------------------

THE
BANK OF
NEW
YORK
101 Barclay St., 8W
New York, NY 10286
                                               Countrywide Home Loans
Officer:    Courtney Bartholomew              Asset Backed Certificates
            212-815-3236                            Series 2003-02
Associate:  AnnMarie Cassano
            212-815-8318

--------------------------------------------------------------------------------------------------------
                                            Subordination/Credit Enhancement
--------------------------------------------------------------------------------------------------------
Overcollateralization Amount                                                         10,475,000.00
Overcollateralization Target Amount                                                  10,475,000.00
Has Trigger Event Occurred                                                                     YES
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
                                             Prepayment Penalty Information
--------------------------------------------------------------------------------------------------------
Group 1 Prepayment Penalties                                                         1,602,112.81
Group 2 Prepayment Penalties                                                                 0.00
Group 3 Prepayment Penalties                                                                 0.00
Group 4 Prepayment Penalties                                                                 0.00

Total Prepayment Penalties                                                           1,602,112.81
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
                                                  Miscellaneous Details
--------------------------------------------------------------------------------------------------------

1-A Guaranty Fee                                                                        33,102.54
2-A Guaranty Fee                                                                        35,392.32

PMI Mortgage Insurance Paid                                                          1,091,725.76
--------------------------------------------------------------------------------------------------------

THE
BANK OF
NEW
YORK
101 Barclay St., 8W
New York, NY 10286
                                               Countrywide Home Loans
Officer:    Courtney Bartholomew              Asset Backed Certificates
            212-815-3236                            Series 2003-02
Associate:  AnnMarie Cassano
            212-815-8318


-----------------------------------------------------------------------------------------------------------
                                                 Loan Level Loss Detail
-----------------------------------------------------------------------------------------------------------
Group               Loan ID         Liquidation Balance        Liquidation Proceeds       Realized Loss
Group 1             22745269                 128,729.34                  128,729.34                0.00
                    31063881                 127,785.99                  126,713.79            1,072.20

Group 2             22784419                  79,304.44                   79,257.32               47.12

Group 3             21398134                  72,399.24                   72,399.24                0.00

Group 4                  N/A
-----------------------------------------------------------------------------------------------------------